Exhibit 2.1

STOCK AND ASSET PURCHASE AGREEMENT
among
CHEMRING GROUP PLC,
THE ALLIED DEFENSE GROUP, INC.,
MECAR USA, INC.
and
ARC EUROPE, SA
Dated as of June 24, 2010

STOCK AND ASSET PURCHASE AGREEMENT
THIS STOCK AND ASSET PURCHASE AGREEMENT (this “Agreement”), is dated as of June 24, 2010, by and among Chemring Group PLC, a company organized under the laws of England and Wales (“Chemring”), The Allied Defense Group, Inc., a Delaware corporation (“ADG”), Mecar USA, Inc., a Delaware corporation (“USA”), and ARC Europe, SA, a Société anonyme organized under the laws of Belgium (“ARC,” and together with ADG and USA, the “ADG Parties”).
RECITALS
A. Chemring and ADG are parties to a certain Agreement and Plan of Merger dated January 18, 2010 (the “Merger Agreement”), pursuant to which a subsidiary of Chemring would merge with and into ADG, with ADG surviving as a wholly-owned subsidiary of Chemring.
B. As a result of certain events following the execution of the Merger Agreement, Chemring and ADG have agreed to terminate the Merger Agreement pursuant to Section 5.27 of this Agreement and to enter into this Agreement for the purchase by Chemring of (i) certain assets of USA as described more specifically in Section 2.03, hereof (the “USA Assets”) from USA, and (ii) all of the issued and outstanding equity interests (the “SA Stock”) of Mecar, SA (“SA”) from ADG and ARC. The purchase of the USA Assets and the SA Stock and the assumption of the Assumed Liabilities (as defined herein) are collectively referred to herein as the “Purchase.”
C. The board of directors of ADG (the “ADG Board”) has unanimously (i) determined that the termination of the Merger Agreement, the execution of this Agreement, and the consummation of the transactions contemplated by this Agreement are advisable, fair to and in the best interests of ADG and its stockholders, (ii) approved the termination of the Merger Agreement and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL upon the terms and conditions contained herein and (iii) resolved to recommend approval of the sale of all or substantially all of the assets of ADG pursuant to this Agreement by the stockholders of ADG (the “ADG Stockholders”).
D. The respective Boards of Directors of USA and ARC have unanimously approved the execution and performance of this Agreement as advisable, fair to and in the best interests of their respective shareholders.
C. The Board of Directors of Chemring has determined that it is in the best interests of its stockholders for Chemring to terminate the Merger Agreement and consummate the Purchase on the terms and subject to the conditions set forth herein.
D. Chemring and the ADG Parties desire to make certain representations, warranties, covenants, indemnifications and other agreements in connection with the Purchase and also to prescribe certain conditions to the Purchase as specified herein.

AGREEMENT
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Chemring and the ADG Parties hereby agree as follows:
ARTICLE I
INTERPRETATION
SECTION 1.01 Interpretations. For purposes of this Agreement:
(a) When a reference is made in this Agreement to an Article, Section, Annex, Exhibit or Schedule, such reference shall be to an Article, Section, Annex, Exhibit or Schedule of or to this Agreement, unless otherwise indicated.
(b) The headings contained in this Agreement or in any Exhibit or Schedule (including the Disclosure Schedule) are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(c) All words used in this Agreement will be construed to be of such gender or number as the circumstances require.
(d) All terms capitalized and used herein shall have the definitions set forth in Annex I. Any capitalized terms used in any Exhibit or Schedule (including the Disclosure Schedule) but not otherwise defined therein shall have the meaning as defined in this Agreement.
(e) All Exhibits and Schedules (including the Disclosure Schedule) annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.
(f) The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.
(g) All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.
ARTICLE II
PURCHASE AND SALE OF USA ASSETS AND SA STOCK;
CLOSINGS
SECTION 2.01 Purchase and Sale. On the terms and subject to the conditions of this Agreement, on the Applicable Closing Date (as hereinafter defined), the relevant ADG Parties shall sell, transfer, convey and deliver to Chemring, and Chemring shall purchase and acquire from the applicable ADG Parties, all right title and interest, free and clear of all Encumbrances (other than Permitted Encumbrances), to (i) the USA Assets and (ii) the SA Stock.

SECTION 2.02 Aggregate Consideration. The consideration for the purchase and sale of the SA Stock shall be Forty Five Million Eight Hundred Nine Thousand Nine Hundred Eighty Dollars ($45,809,980) (the “SA Purchase Price”), and the consideration for the purchase and sale of the USA Assets shall be Thirteen Million Seven Hundred Fifty Thousand Dollars ($13,750,000) (the “USA Purchase Price,” and together with the SA Purchase Price, the “Purchase Price”), payable in each case in immediately available funds on the Applicable Closing Date. In addition, Chemring will assume those expressly specified liabilities of USA, and only such specified liabilities, as set forth in Section 2.03. A portion of the Purchase Price will be paid into escrow as provided in Section 2.07 hereof, to be held in accordance with the Escrow Agreement (as defined herein. The SA Purchase Price will be reduced by the amount of inter-company debt of SA set forth on Section 2.02 of the Disclosure Schedule, which will be paid as provided in Sections 2.05(a) and 5.29.
SECTION 2.03 USA Assets Acquired by Chemring; Liabilities Assumed, and Liabilities Excluded.
(a) The assets of USA (the “USA Assets”) to be acquired by Chemring at the USA Closing are as follows:
(i) all accounts receivable (excluding only such accounts receivables pledged as collateral for the Factoring Agreement);
(ii) all inventory, including raw materials, work in progress and finished goods;
(iii) all fixed assets, leasehold improvements, operating assets and equipment and any other tangible assets used in the business of USA (“Tangible Assets”);
(iv) all leased assets used in the business of USA, including real estate and leased tangible operating assets, in each case including, and subject to, the leases with respect thereto, including the leases set forth on Section 2.03(a)(iv) of the Disclosure Schedule (“Assumed Leases”);
(v) all owned real estate, if any, used in the business of USA (“Real Estate”);
(vi) (A) all purchase orders and current contracts for the sale of goods or performance of services by or to USA, but solely to the extent that such purchase orders and contracts relate to the future delivery of goods or performance of services by or to USA, including the purchase orders and contracts set forth on Section 2.03(a)(vi)(1) of the Disclosure Schedule, (B) all other contracts of USA set forth on Section 2.03(a)(vi)(2) of the Disclosure Schedule, and (C) all other purchase orders and contracts of USA entered into after the date hereof and prior to the USA Closing in compliance with the terms hereof (collectively, the “Assumed Contracts”);

(vii) all deposits with respect to the Assumed Contracts, whether comprising advanced payments for future performance by USA or deposits, letters of credit, security deposits or bonds placed by USA and held by third parties to ensure performance (collectively, “Deposits”);
(viii) all books and records related to the USA Assets being acquired pursuant hereto;
(ix) all intellectual property (including all patents, trademarks, copyrights, knowhow, trade secrets, procedures, instructions, drawings, designs, technical information, specifications and similar data and information of all kinds), goodwill, customer lists, publications, marketing materials, operating software and all other intangible assets (including rights to the “Mecar” name, telephone numbers, websites, URLs, and other similar assets) related to the business of USA;
(x) all future rights and business associated with the USA Assets; and
(xi) any other assets of USA used for, or useful to, the conduct of the future business of USA.
(b) The USA Assets expressly exclude:
(i) all cash and cash equivalents of USA, excluding the Deposits;
(ii) all prepaid items;
(iii) those accounts receivable pledged in connection with the Factoring Agreement;
(iv) all intercompany contracts between or among USA and ADG or any other Subsidiary of ADG (excluding any intercompany contracts with SA); and
(v) copies of all books and records related to the USA Assets being acquired pursuant hereto.
(c) Chemring will assume only those Liabilities (collectively, the “Assumed Liabilities”) related to:
(i) the Assumed Contracts and the Assumed Leases from and after the USA Closing Date;
(ii) the trade accounts payable of USA as of the USA Closing Date; and
(iii) debt instrument supporting deposits, letters of credit and bonds.

(d) Except as set forth in Section 2.03(c) hereof, Chemring’s acquisition of the USA Assets expressly excludes any and all Liabilities, including but not limited to any and all Liabilities whatsoever with respect to (collectively, the “USA Retained Liabilities”):
(i) any and all (x) business conducted by USA prior to the USA Closing Date, or (y) contracts performed, whether in full or in part and whether for delivery of goods or the performance of services, by USA prior to the USA Closing Date;
(ii) any performance by USA prior to the USA Closing Date with respect to any contracts assumed by Chemring from and after the USA Closing Date;
(iii) any and all contracts which were completed (and final payment received) prior to the USA Closing Date, and any associated Liabilities;
(iv) any Liability under contracts, agreements, understandings leases, licenses, purchase orders, commitments and other binding arrangements of USA other than the Assumed Contracts and Assumed Leases;
(v) any Liability for Taxes with respect to business conducted by USA prior to the USA Closing Date;
(vi) any Liability with respect to any Employee Plan to the extent applicable to employees of USA, including but not limited to any Liability for any payments or funding with respect to retirement, severance, deferred compensation or obligations with respect to COBRA;
(vii) any Liability with respect to the Factoring Agreement;
(viii) any Liability of any type whatsoever (whether in tort, contract or otherwise) arising out of or relating to actions, omissions or occurrences taking place in connection with the business of USA prior to the USA Closing, whether or not USA received notice of such Liability, including but not limited to, any Liability of USA resulting from any investigation, whether currently pending or hereinafter commenced, by any agency of the United States or any foreign government, including the US Department of Justice, related to alleged or actual violations of the FCPA or other fraud, or any analogous applicable foreign statutes, laws, rules and regulations in connection with investigations or reviews of matter arising on or before the USA Closing Date; and
(ix) any expenses incurred in connection with, or resulting from, the transactions contemplated by this Agreement (collectively, “Transaction Expenses”).

SECTION 2.04 Closing Dates.
(a) Unless this Agreement is earlier terminated pursuant to Article VII, the closing of the purchase and sale of the SA Stock and the transfer of title to the SA Stock from ADG and ARC to Chemring (the “SA Closing”) will take place as promptly as practicable, but no later than five (5) Business Days following the satisfaction or waiver of the conditions set forth in Section 8.01, Section 8.02(a) and Section 8.03 (other than those conditions which can be satisfied only at the SA Closing, but subject to the satisfaction or waiver of such conditions at the SA Closing), at the offices of Hogan Lovells US LLP, 555 Thirteenth Street, N.W., Washington, D.C. 20004, unless another place or time is agreed to by Chemring and ADG. The date upon which the SA Closing actually occurs is herein referred to as the “SA Closing Date.”
(b) Unless this Agreement is earlier terminated pursuant to Article VII, the closing of the purchase and sale of the USA Assets and the transfer of title to the USA Assets from USA to Chemring and the assumption by Chemring of the Assumed Liabilities (the “USA Closing”) will take place as promptly as practicable, but no later than five (5) Business Days following the satisfaction or waiver of the conditions set forth in Section 8.01, Section 8.02(b) and Section 8.03 (other than those conditions which can be satisfied only at the USA Closing, but subject to the satisfaction or waiver of such conditions at the USA Closing), at the offices of Hogan Lovells US LLP, 555 Thirteenth Street, N.W., Washington, D.C. 20004, unless another place or time is agreed to by Chemring and ADG. The date upon which the USA Closing actually occurs is herein referred to as the “USA Closing Date.” The USA Closing Date and the SA Closing Date are together referred to as the “Applicable Closing Date.” The parties anticipate that the USA Closing will occur on the same date, or simultaneously with, the SA Closing.
(c) Subject to the provisions of Article VII, the failure to consummate the SA Closing or the USA Closing on the date and time and at the place determined pursuant to this Section 2.03 shall not result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation under this Agreement.
SECTION 2.05 Chemring Closing Deliveries and Payments.
(a) Upon the terms and subject to the conditions set forth in this Agreement, Chemring shall deliver or cause to be delivered at the SA Closing the following:
(i) to ADG, on behalf of itself and ARC, by wire transfer of immediately available funds to an account or accounts designated by ADG in writing to Chemring at least two (2) Business Days prior to the SA Closing, an amount of cash, in the aggregate, equal to the SA Purchase Price (less the inter-company debt set forth on Section 2.02 of the Disclosure Schedule), less the portion of the SA Purchase Price to be deposited in the Escrow Account (as provided in Section 2.07);
(ii) to the Escrow Agent, by wire transfer of immediately available funds to an account or accounts designated by Escrow Agent in writing to Chemring at least two (2) Business Days prior to the SA Closing, an amount of cash equal to the portion of the SA Purchase Price to be deposited in the Escrow Account (as provided in Section 2.07);

(iii) to SA, a loan in the aggregate amount of the inter-company debt of SA set forth on Section 2.02 of the Disclosure Schedule, which SA will use to repay such inter-company debt by wire transfer of immediately available funds, in the amounts set forth opposite such each inter-company lender’s name on Section 2.02 of the Disclosure Schedule, to an account or accounts designated by each such inter-company creditor in writing at least two (2) Business Days prior to the SA Closing; and
(iv) an executed copy of the Escrow Agreement.
(b) Upon the terms and subject to the conditions set forth in this Agreement, Chemring shall deliver or cause to be delivered at the USA Closing the following:
(i) to ADG, on behalf of USA, by wire transfer of immediately available funds to an account or accounts designated by ADG in writing to Chemring at least two (2) Business Days prior to the USA Closing, an amount of cash equal to the USA Purchase Price, less the portion of the USA Purchase Price to be deposited in the Escrow Account (as provided in Section 2.07);
(ii) to the Escrow Agent, by wire transfer of immediately available funds to an account or accounts designated by Escrow Agent in writing to Chemring at least two (2) Business Days prior to the USA Closing, an amount of cash equal to the portion of the USA Purchase Price to be deposited in the Escrow Account (as provided in Section 2.07);
(iii) an executed copy of the Escrow Agreement; and
(iv) an executed counterpart of an assignment and assumption agreement with respect to the Assumed Liabilities in form and substance reasonably satisfactory to the ADG Parties and Chemring (the “Assumption Agreement”).
SECTION 2.06 ADG Parties’ Closing Deliveries. Upon the terms and subject to the conditions set forth in this Agreement:
(a) USA and/or ADG shall deliver to Chemring at the USA Closing the following documents:
(i) an executed bill of sale with respect to the USA Assets (“Bill of Sale”);
(ii) an executed counterpart of the Assumption Agreement duly executed by USA and ADG;
(iii) an executed copy of the Escrow Agreement;
(iv) a certificate, dated as of the USA Closing Date, signed by a duly authorized officers of each of ADG and USA and certifying as to (A) USA’s Organizational Documents and the incumbency of their respective officers executing this Agreement and (B) the resolutions of their respective boards of directors authorizing the execution, delivery and performance by them of this Agreement; and
(v) evidence of the payment in full of all Transaction Expenses.

(b) ADG and ARC shall deliver to Chemring at the SA Closing the following documents:
(i) evidence that the Identified Contract Assignment has been completed prior to the SA Closing;
(ii) evidence of the recorded transfer of the SA Stock owned by ADG and ARC to Chemring or its designee in SA’s share register and a copy of SA’s share register to that effect;
(iii) an executed copy of the Escrow Agreement;
(iv) duly signed resignations, effective as of the SA Closing, of all officers and directors of SA (other than those persons whom Chemring will have specified in writing that it desires not to resign at least two Business Days prior to the SA Closing); and
(v) a certificate, dated as of the SA Closing Date, signed by a duly authorized officer of each of ADG and ARC and certifying as to (A) SA’s Organizational Documents and the incumbency of their respective officers executing this Agreement; (B) the resolutions of their respective boards of directors authorizing the execution, delivery and performance by them of this Agreement; and (C) the payment in full of all Transaction Expenses.
SECTION 2.07 Escrow.
(a) On the first to occur of the USA Closing Date or the SA Closing Date, the ADG Parties, Chemring and U.S. Bank National Association, or another escrow agent reasonably acceptable to Chemring and the ADG Parties (the “Escrow Agent”), shall enter into a customary escrow agreement (the “Escrow Agreement”) in form and substance consistent with the terms hereof and otherwise reasonably acceptable to the ADG Parties and Chemring. On the Applicable Closing Date, Chemring shall deposit (together with interest accrued thereon, the “Escrow Amount”) with the Escrow Agent, as follows:
(i) USA Closing Date: Three Million Four Hundred Sixty Two Thousand Eight Hundred and Ninety Five Dollars ($3,462,895)
(ii) SA Closing Date: Eleven Million Five Hundred Thirty Seven Thousand One Hundred and Five Dollars ($11,537,105)
Total Escrow Amount: Fifteen Million Dollars ($15,000,000)

The Escrow Agent shall deposit the Escrow Amount into an interest bearing account (the “Escrow Account”) to be administered in accordance with the terms of the Escrow Agreement. The Escrow Amount shall secure the ADG Indemnification Obligations as set forth in Article VI below. All interest earned on funds held in the Escrow Account will be for the benefit of the ADG Parties, provided that such interest will be added to the Escrow Amount and will be available to satisfy any claims of Chemring or any Indemnified Party until the date of final release of the Escrow Amount as provided in Article VI and the Escrow Agreement. ADG shall pay the initial fees and expenses of the Escrow Agent, and the Escrow Agent may deduct any annual fees and expenses from the Escrow Amount.
(b) Release of Escrow Account. Upon delivery of a Notice of Claim (as defined in Section 6.01) to the Escrow Agent and ADG at any time on or before the termination date of the Escrow Account (as provided herein) (the “Indemnification Escrow Period”), the Escrow Agent shall, subject to the provisions of this Section 2.07(b), cause to be disbursed to Chemring or an Indemnified Party, as the case may be, such portion of the Escrow Account as set forth in such Notice of Claim. If, within twenty (20) Business Days after delivery of a Notice of Claim, ADG notifies the Escrow Agent and Chemring in writing that ADG disputes any portion of the claim made by Chemring or an Indemnified Party in such Notice of Claim, the Escrow Agent shall retain the disputed amount in the Escrow Account and ADG and Chemring shall consult with each other for up to thirty (30) Business Days regarding such dispute. If ADG and Chemring agree that a portion of the Escrow Account shall be disbursed to Chemring or the Indemnified Party on account of the Notice of Claim, Chemring and ADG shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to distribute such agreed-upon amount to Chemring or the Indemnified Party, as applicable. If the Escrow Agent does not receive joint written instructions from Chemring and ADG within such thirty (30) Business Day period, then no portion of the disputed amount will be distributed with respect to such Notice of Claim until (i) such time as ADG and Chemring execute and deliver to the Escrow Agent joint written instructions instructing the Escrow Agent to disburse all or a portion of the remaining Escrow Account, (ii) a final judgment on the matter is entered by a court of competent jurisdiction (after all appeals have been finally determined or the time for appeal has expired without an appeal having been made) or (iii) such time as an order or award of an arbitrator ordering or directing the Escrow Agent to disburse all or a portion of the remaining Escrow Account is issued pursuant to the arbitration process set forth in Section 9.11 is issued, in which case the Escrow Agent shall retain or disburse the amount claimed in the Notice of Claim in accordance with such judgment or award. “Business Day” shall mean any day except Saturday, Sunday or any day on which banks are generally not open for business in Washington, DC, or London, England.
(c) On the third Business Day following the termination of the ADG Indemnification Obligations as set forth in Article VI, that portion of the Escrow Account that remains and that is not subject to any pending or disputed Notices of Claim shall be released by the Escrow Agent to the ADG Parties in accordance with the Escrow Agreement. Any amount withheld from the preceding distribution on account of a pending or disputed Notice of Claim shall be immediately released to Chemring, the Indemnified Party or the ADG Parties, as applicable, upon resolution of such pending or disputed Notice of Claim.

(d) Partial Escrow Release. If, at any time after the third anniversary of the date hereof, either of the following conditions are met: (1) (A) for the preceding six months, there has been no material communication between the ADG Parties and the U.S. Department of Justice regarding the Subpoena or the Subpoena Related Matters; (B) the ADG Parties do not then owe any further documents to the U.S. Department of Justice pursuant to the Subpoena, and (C) the ADG Parties and the DOJ are not then in discussions with respect to a Final Settlement Agreement; or (2) the ADG Board determines that ADG is able to distribute all or substantially all of its available assets, including the Escrow Amount, to its stockholders (in either case, a “Partial Release Event”), then one-half of that portion of the Escrow Account that is not subject to any pending or disputed Notices of Claim (the “Partial Release Amount”) shall, subject to the conditions set forth herein below, be released by the Escrow Agent to the ADG Parties in accordance with the Escrow Agreement. The Escrow Agreement shall provide that any such disbursement of the Partial Release Amount to the ADG Parties shall occur ten (10) Business Days after the receipt by the Escrow Agent and Chemring of a certificate signed by ADG that a Partial Release Event has occurred, which certificate shall describe the analysis of ADG in reaching the conclusion that there has been a Partial Release Event. If, within such ten (10) Business Day period, Chemring notifies the Escrow Agent and ADG in writing that Chemring disputes that a Partial Release Event has occurred, the Escrow Agent shall retain and not disburse the Partial Release Amount to the ADG Parties. In such event, ADG and Chemring shall consult with each other for up to thirty (30) Business Days regarding such dispute. If ADG and Chemring agree that all or a portion of the Partial Release Amount shall be disbursed to the ADG Parties, Chemring and ADG shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to distribute such agreed-upon amount to the ADG Parties. If the Escrow Agent does not receive joint written instructions from Chemring and ADG within such thirty (30) Business Day period, then no portion of the Partial Release Amount will be distributed to the ADG Parties until (i) such time as Chemring and ADG execute and deliver to the Escrow Agent joint written instructions instructing the Escrow Agent to disburse all or a portion of the Partial Escrow Release, (ii) a final judgment on the matter is entered by a court of competent jurisdiction (after all appeals have been finally determined or the time for appeal has expired without an appeal having been made) or (iii) such time as an order or award of an arbitrator ordering or directing the Escrow Agent to disburse all or a portion of the Partial Escrow Amount is issued pursuant to the arbitration process set forth in Section 9.11 is issued, in which case the Escrow Agent shall retain or disburse the Partial Release Amount in accordance with such judgment or award.
SECTION 2.08 Further Assurances. If, at any time after the Applicable Closing Dates, Chemring shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in Chemring, the title to the USA Assets or the SA Stock, the ADG Parties agree to promptly execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in Chemring and otherwise to carry out the purpose of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE ADG PARTIES
Except as set forth in the disclosure schedule delivered by the ADG Parties to Chemring on the date hereof (the “Disclosure Schedule”), the ADG Parties represent and warrant to Chemring as follows:

SECTION 3.01 Organization; Qualification. Each of the ADG Parties and SA is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and corporate authority to own, lease, operate and otherwise use its assets and to carry on its business as now presently conducted. The ADG Parties and SA are duly qualified to do business in each jurisdiction in which such qualification is necessary because of the nature of the business conducted by it, except where the failure to be so qualified would not have a Material Adverse Effect.
SECTION 3.02 Authority; Execution and Delivery; and Enforceability. Each of the ADG Parties has the corporate power and corporate authority to execute this Agreement and to consummate the Purchase and the other transactions contemplated hereby. The execution and delivery by the ADG Parties of this Agreement and the consummation of the Purchase and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the ADG Parties and SA, subject to the receipt of the ADG Stockholder Approval with respect to the Purchase. This Agreement (a) has been duly executed and delivered by the ADG Parties and (b) is Enforceable against the ADG Parties.
SECTION 3.03 Capitalization of USA and SA.
(a) The authorized, issued and outstanding capital stock of USA and SA is set forth for each company in Section 3.03(a) of the Disclosure Schedule. All of the issued and outstanding capital stock of USA is owned by ADG, free and clear of any Encumbrances. ADG owns 1 share of SA Stock (the “ADG Shares”) and ARC owns 38,315 shares of SA Stock (the “ARC Shares”). ADG and ARC collectively own all of the issued and outstanding capital stock of SA. The ADG Shares are owned by ADG, free and clear of any Encumbrances and the ARC Shares are owned by ARC, free and clear of any Encumbrances. Other than the outstanding capital stock of USA and SA that is owned by the ADG Parties, there are no outstanding (i) equity interests in USA or SA, (ii) securities convertible into or exchangeable for equity interests in USA or SA, or (iii) options, contracts, commitments, warrants, or other rights by any Person to acquire, or other obligation of USA or SA to issue, any equity interests in, or any securities convertible into or exchangeable for any equity interests in, USA or SA. There are no outstanding obligations of the ADG Parties or SA to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) or (iii) of this Section 3.03(a). No shares of capital stock of either USA or SA are held in treasury. All of such issued and outstanding shares of capital stock of USA and SA are validly issued and are fully paid and nonassessable. No issued and outstanding shares of USA or SA capital stock are subject to a repurchase or redemption right or right of first refusal or condition of forfeiture in favor of any person.
(b) There are no voting trusts, proxies or other agreements or understandings to which any of the ADG Parties or SA is a party or is bound with respect to the voting of any shares of the any ADG Party’s, USA’s or SA’s capital stock.
(c) As of the date hereof, (i) no bonds, debentures, notes or other indebtedness of the ADG Parties or SA having the right to vote are issued or outstanding, and (ii) there are no outstanding contractual obligations of the ADG Parties or SA to repurchase, redeem or otherwise acquire any shares of USA’s or SA’s capital stock.

SECTION 3.04 Subsidiaries. Except as set forth in Section 3.04 of the Disclosure Schedule, neither USA nor SA has any subsidiaries or holds any equity interest in, or other interest convertible to an equity interest in, any other entity, whether incorporated or unincorporated.
SECTION 3.05 Organizational Documents. True and correct copies of the Organizational Documents of USA and SA have been made available to Chemring. A true and correct copy of each of the minute books (containing the records of meetings of the shareholders, the board of directors, and any committees of the board of directors), the stock certificate books and the stock record books of USA and SA have been made available to Chemring.
SECTION 3.06 No Conflicts; Consents. None of the execution and delivery by the ADG Parties of this Agreement, the consummation of the Purchase and the other transactions contemplated hereby, or the compliance by the ADG Parties and SA with any of the provisions hereof will conflict with or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets owned or used by the ADG Parties or SA under (a) any provision of the ADG Parties’ or SA’s Organizational Documents, (b) any judgment or any Legal Requirement applicable to the ADG Parties or SA. or (c) any Material Contract (as hereinafter defined), other than in the case of (b) and (c) any such conflicts, violations, defaults or rights or losses that would not have a Material Adverse Effect. Except as otherwise contemplated by this Agreement, no action by, material Permit of or registration, declaration or filing with, any Governmental Entity or other Person with respect to the ADG Parties or SA is required (x) for, or in connection with, the valid and lawful authorization, execution, delivery and performance by the ADG Parties of this Agreement or (y) to be obtained or made for the consummation by the ADG Parties or SA of the Purchase, except for such Permits, registrations, declarations or filings the failure of which to obtain or make would not have a Material Adverse Effect.
SECTION 3.07 Insurance. Section 3.07 of the Disclosure Schedule contains a true and complete list of all material policies of insurance for the benefit of USA and SA (or their respective assets or businesses), and USA and SA heretofore have made available to Chemring a true and correct copy of all such policies. All such policies (or substitute policies with substantially similar terms) are in full force and effect, and all premiums with respect thereto covering all periods up to and including the Applicable Closing have been paid or accrued for in the most recent balance sheets contained in the Financial Statements. There are no pending or, to the ADG Parties’ Knowledge, threatened claims under any insurance policy that exceed $50,000.
SECTION 3.08 Financial Statements; Books and Records.
(a) Attached to Section 3.25 of the Disclosure Schedule are copies of each of the following:
(i) The annual accounts of SA as of December 31, 2008 and December 31, 2007, and for each of the fiscal years then ended, including the related balance sheets and the profit and loss statements of SA for the fiscal years then ended, accompanied by the report of the statutory auditor and the relevant annual board report (collectively, the “SA Statutory Financials”);

(ii) The unaudited financial statements of SA as of December 31, 2009, December 31, 2008 and December 31, 2007, and for each of the fiscal years then ended, including the related unaudited balance sheets and the profit and loss statements of SA for the fiscal years then ended (collectively, the “SA Unaudited Financials”);
(iii) The unaudited annual financial statements of USA as of December 31, 2009, December 31, 2008 and December 31, 2007, and for each of the fiscal years then ended, including the related unaudited balance sheets and profit and loss statements of USA for the fiscal years then ended (collectively, the “USA Unaudited Financials”);
(iv) The unaudited interim statements of accounts of SA as of March 31, 2010, and for the three month period then ended, and the related unaudited balance sheet and profit and loss statement of SA for the three month period then ended (the “SA Interim Financials”); and
(v) The unaudited interim financial statements of USA as of March 31, 2010, and for the three month period then ended, and the related unaudited balance sheet and profit and loss statement of USA for the three month period then ended (the “USA Interim Financials” and together with the SA Interim Financials, the “Interim Financials”).
(b) Compliance with GAAP.
The SA Unaudited Financials, the USA Unaudited Financials and the Interim Financials (collectively, the “Financial Statements”) (i) were prepared in accordance with GAAP (subject, in the case of the Interim Financials, to normal year-end audit adjustments and the absence of footnotes) and (ii) fairly present, in all material respects, the financial position of each USA and SA as of the respective dates thereof and the results of the operations of each of USA and SA and changes in financial position for the respective periods covered thereby. The SA Statutory Financials were prepared in accordance with Belgian generally accepted accounting principles and fairly present, in all material respects, the financial position of SA as of the respective dates thereof and the results of the operations of SA and changes in financial position for the respective periods covered thereby.
SECTION 3.09 SEC Matters.
(a) ADG has timely filed all forms, reports and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) since January 1, 2007 (collectively, the “ADG Reports”). As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, as of the date so amended, supplemented or superseded), the ADG Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated balance sheets included in the ADG Reports (including the related notes and schedules) fairly presented in all material respects the consolidated financial position of ADG and its Subsidiaries as of the respective dates thereof, and each of the consolidated statements of operations, cash flows and stockholders’ equity included in the ADG Reports (including any related notes and schedules) fairly presented in all material respects the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of ADG and its Subsidiaries for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be indicated in the notes thereto and, in the case of unaudited statements, for normal year-end audit adjustments.
(c) The principal executive officer of ADG and the principal financial officer of ADG (and each former principal executive officer or principal financial officer of ADG) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the SEC promulgated thereunder with respect to the ADG Reports that that were required to be accompanied by such certifications. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
(d) ADG maintains disclosure controls and procedures and internal controls over financial reporting required by Rule 13a-15 or 15d-15 under the Exchange Act. Such controls and procedures are designed to provide reasonable assurance that all material information concerning ADG and its Subsidiaries required to be disclosed by ADG in the ADG Reports is made known on a timely basis to the individuals responsible for the preparation of ADG’s filings with the SEC and other public disclosure documents and such internal controls over financial reporting are effective to provide reasonable assurance to ADG’s management and the ADG Board regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.
(e) None of the information to be included by ADG in the Proxy Statement or the other documents required to be filed by ADG in connection with the Purchase and the other transactions contemplated by this Agreement will at the time of its filing, dissemination to the ADG Stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act.
SECTION 3.10 Absence of Undisclosed Liabilities. USA and SA do not have any Liabilities that would be required to be set forth on the face or in the notes of a consolidated balance sheet prepared in accordance with GAAP except for (a) Liabilities that are disclosed in the Financial Statements, (b) Liabilities since the date of the Interim Financials and (c) Liabilities outside the Ordinary Course of Business and in an amount not greater than $250,000 in the aggregate since the date of the Interim Financials.

SECTION 3.11 Absence of Material Adverse Effect. With respect to the ADG Parties and SA, since March 31, 2010 through the date hereof, there has been no event, change or occurrence that has had a Material Adverse Effect.
SECTION 3.12 Real Property; Other Assets.
(a) Section 3.12(a) of the Disclosure Schedule sets forth a list of all real property (i) owned by USA and SA (the “Owned Real Property”) or (ii) leased, subleased or licensed by, or for which a right to use or occupy has been granted to, USA or SA (the “Leased Real Property,” and together with the Owned Real Property, the “Real Property”). Section 3.12(a) of the Disclosure Schedule also identifies each lease, sublease, license or other Contractual Obligation under which such Leased Real Property is occupied or used including the date of and legal name of each of the parties to such lease, sublease, license or other Contractual Obligation (the “Real Property Leases”).
(b) USA and SA have valid title in and to all Owned Real Property, free and clear of all Encumbrances other than Permitted Encumbrances.
(c) There are no subleases, licenses, concessions, occupancy agreements or other Contractual Obligations granting to any other Person the right of use or occupancy of the Real Property, and there is no Person (other than USA or SA) in possession of the Leased Real Property.
(d) The ADG Parties have made available to Chemring true and correct copies of the Real Property Leases as amended or otherwise modified and in effect.
(e) The ADG Parties and SA have, and will have as of the Applicable Closing Date, good and marketable title to all of their respective other property and assets free and clear of all Encumbrances (other than Permitted Encumbrances).
(f) The USA Assets, together with the assets set forth in Section 2.03(b), constitute all of the property and assets, tangible and intangible, used or held for use in the conduct and operation of the Business of USA as currently conducted.
SECTION 3.13 Intellectual Property. USA and SA own or have licenses to use all material Intellectual Property used by them in the Ordinary Course of Business, except to the extent the failure to be the owner or the valid licensee would not have a Material Adverse Effect. All registered Intellectual Property is identified in Section 3.13 of the Disclosure Schedule. All such registered Intellectual Property is, to the ADG Parties’ Knowledge, valid, subsisting and enforceable and will not cease to be so by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement. To the ADG Parties’ Knowledge, the operations of USA and SA and their past, present or currently proposed future products, services and operations do not infringe, interfere with, violate, misappropriate or conflict in any other manner with any intellectual property rights of third parties. To the ADG Parties’ Knowledge, (a) none of the material Intellectual Property used by

USA and SA is the subject of any challenge received by ADG or any of its Subsidiaries in writing, (b) none of the ADG Parties or SA has received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default under any material Intellectual Property license to which USA or SA is a party or by which it is bound, and (c) no bases exist for any such claims or charge. To the ADG Parties’ Knowledge, neither the ADG Parties nor SA has received written notice that any third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of the USA or SA, and to the ADG Parties’ Knowledge, no such infringement, misappropriation or conflict has occurred or is occurring.
SECTION 3.14 Legal Compliance; Illegal Payments; Permits.
(a) Neither USA nor SA is, in any material respect, in breach or violation of, or default under any Legal Requirement applicable to it, except to the extent that such breach, violation or default would not have a Material Adverse Effect.
(b) To the ADG Parties’ Knowledge, USA and SA, their third-party agents and partners are in compliance with applicable anti-corruption laws and regulations, including but not limited to the U.S. Foreign Corrupt Practices Act (“FCPA”), in the conduct of ADG’s business operations around the world.
(c) USA and SA own, possess or have the right to use all Permits that are necessary to conduct the Business, except where the failure to do so would not have a Material Adverse Effect. Neither USA or SA is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party, except where such default or violation would not have a Material Adverse Effect.
(d) Without limiting the foregoing, USA and SA are not now violating and have not in the past violated either the International Traffic in Arms Regulations, 22 CFR Parts 120-130, the Export Administration Regulations, 15 CFR Parts 730-774, the regulations administered by the Bureau of Alcohol, Tobacco, Firearms and Explosives, 27 CFR Parts 447-555, the regulations administered by the Office of Foreign Assets Control at the U.S. Department of the Treasury, 31 CFR Parts 500-598, or the applicable export or export-related laws or regulations of any other country (collectively, the “Regulations”), and USA and SA have applied for and obtained all necessary licenses, permits or other authorizations required under such Regulations.
(e) Without limiting the generality of the foregoing, USA and SA are not now violating, and has not in the past violated any applicable acts, decrees or regulations, whether in respect of the manufacturing, sale, storage or export of weapons or munitions or in respect of other matters relating hereto, and USA and SA have applied and obtained all necessary licenses, authorizations and permits under any such acts, decrees or regulations.

(f) Without limiting the generality of Section 3.14(b),
(i) ADG, USA and SA have taken actions to ensure that USA and SA, third-party agents and partners are familiar with the purposes of the FCPA and applicable local anticorruption laws and regulations, including the general prohibition against the corrupt payment, offer, or promise of a payment or transfer of anything of value, directly or indirectly, to a foreign government official or employee of a foreign government-owned or controlled company or public international organization, or an official of a foreign political party, or a foreign political party candidate, or to a foreign political party; and
(ii) except as set forth on Section 3.14(f) of the Disclosure Schedule, to the ADG Parties’ Knowledge, none of USA’s or SA’s foreign partners, third-party agents, or principals is a foreign government official.
SECTION 3.15 Tax Matters. Except as set forth on Section 3.15 of the Disclosure Schedule:
(a) Each of USA and SA has timely filed all material Tax Returns required to be filed by it (taking into account applicable extensions), and all such Tax Returns were true, correct and complete in all material respects. All Taxes shown thereon as due and owing by USA or SA have been paid or accrued for in the most recent balance sheets contained in the ADG Reports or the Financial Statements. To the ADG Parties’ Knowledge, all material Taxes required to be withheld by USA and SA from employees for income Taxes, social security Taxes, unemployment Taxes, and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate Governmental Entity, and all material information reporting requirements with respect thereto have been complied with by USA and SA.
(b) There is no material dispute or claim concerning any Tax Liability of USA or SA claimed or raised by any authority in writing. There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes.
(c) There are no material liens for Taxes upon the assets of USA or SA, except liens for Taxes not yet due and payable.
(d) The unpaid Taxes of USA and SA did not, as of March 31, 2010, exceed the reserve for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face or in the notes of the most recent balance sheets contained in the Financial Statements. As of the Applicable Closing Date, the unpaid Taxes of USA and SA for all Tax periods (or portions thereof) ending at or before the Applicable Closing Date, being current Taxes not yet due and payable, will not exceed that reserve as adjusted for the passage of time through the Applicable Closing Date in accordance with the past custom and practice of USA and SA in filing their Tax Returns.
(e) SA has not been a member of an affiliated group filing a consolidated federal income Tax Return; USA is a member of a group, the common parent of which is ADG, filing a consolidated federal income tax return.

(f) There are no pending examinations or audits of any Tax Return of the USA or SA, and to the ADG Parties’ Knowledge, none has been threatened.
SECTION 3.16 Employee Benefits Plans.
(a) Section 3.16(a) of the Disclosure Schedule lists all Employee Plans as to which USA or SA sponsors, maintains, contributes or is obligated to contribute, under which USA or SA has or may have any Liability, or which benefits any current or former employee, director, consultant or independent contractor of USA or SA or the beneficiaries or dependents of any such Person (each an “Acquired Company Plan”). With respect to each Acquired Company Plan, the ADG Parties have made available to Chemring true and correct copies of each of the following: (i) the plan document together with all amendments thereto; (ii) if applicable, copies of any trust agreements, custodial agreements, insurance policies, administrative agreements and similar agreements and investment management or investment advisory agreements; and (iii) copies of any summary plan descriptions, employee handbooks or similar employee communications. Each Acquired Company Plan has been operated and administered in material compliance with its terms and all Legal Requirements.
(b) All required contributions to, and premium payments on account of, each Acquired Company Plan have been paid or accrued for in the most recent balance sheets contained in the ADG Reports and the Financial Statements.
(c) There is no pending or, to the ADG Parties’ Knowledge, threatened Action relating to an Acquired Company Plan. No Acquired Company Plan is or, within the last six years, has been the subject of an examination or audit by a Governmental Entity, is the subject of an application or filing under, or is a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.
(d) No Acquired Company Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment. USA and SA have no Liability with respect to any plan or program subject to Title IV of ERISA, any other defined benefit pension plan, or any Employee Plan at any time maintained by any other member of the ADG Parties’ or any of their subsidiaries’ controlled group as described in Section 4001(a)(14) of ERISA.
(e) No Acquired Company Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA.
(f) No Acquired Company Plan provides for any payment that would constitute a “parachute payment” within the meaning of Section 280G of the Code, after giving effect to the transactions contemplated by this Agreement, nor would the transactions contemplated by this Agreement, either alone or in conjunction with another event, accelerate the time of payment or vesting, or increase the amount of compensation due under any Acquired Company Plan.

SECTION 3.17 Environmental Matters.
(a) Except as would not have a Material Adverse Effect, (i) USA and SA are in, and have at all times been in, compliance with all Environmental Laws, except for such noncompliance that has been fully and finally resolved; (ii) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material (including, but not limited to, toxic mold, lead, radioactive materials, polychlorinated biphenyls and asbestos), substance or waste or petroleum or any fraction thereof, (collectively or individually, each a “Hazardous Substance”) on, upon, into or from any site currently owned, leased or otherwise used by USA or SA, nor was there such a release at any site heretofore owned, leased or otherwise used by USA or SA during the period of such ownership, tenancy or use; (iii) there have been no Hazardous Substances (A) in any site currently owned, leased or otherwise used by USA or SA, (B) in any site heretofore owned, leased or otherwise used by USA or SA during the period of such ownership, tenancy or use, or (C) generated by USA or SA, in each case that have been disposed of or come to rest at any such site under circumstances that could give rise to a Liability of USA or SA; (iv) there are no underground storage tanks located on any site owned or operated by USA or SA; and (v) the ADG Parties have made available to Chemring true and correct copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments.
(b) Neither the ADG Parties nor SA has received written or, to the ADG Parties’, oral notice of any violation or potential violation of, or any claim or threatened claim under, any Environmental Law from any third Person or Governmental Entity.
SECTION 3.18 Material Contracts.
(a) Except as set forth on Section 3.18(a) of the Disclosure Schedule, neither the USA nor SA is bound by or party to any Contractual Obligation:
(i) involving annual payments to or from USA or SA in excess of $250,000 over the life of the Contractual Obligation;
(ii) relating to the acquisition or disposition of (A) any business of USA or SA (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise) or (B) any asset other than in the Ordinary Course of Business and for an amount in excess of $250,000;
(iii) under which USA or SA is, or may become, obligated to pay any amount in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any (A) acquisition or disposition of assets or securities (other than the disposal of assets or securities in the Ordinary Course of Business), (B) merger, consolidation or other business combination or (C) series or group of related transactions or events of the type specified in clauses (A) and (B) above;
(iv) relating to the borrowing of money in excess of $100,000 or any guarantee of any borrowing;

(v) under which USA or SA has permitted any asset used in the Business to become Encumbered;
(vi) relating to non-competition (whether USA or SA is subject to or the beneficiary of such obligations);
(vii) under which USA or SA is, or may become, obligated to incur any severance pay or special compensation obligations that would become payable by reason of this Agreement or the Purchase; or
(viii) under which USA or SA has advanced or loaned any amounts to any of its Affiliates or employees other than in the Ordinary Course of Business.
(b) Each Contractual Obligation required to be disclosed on Section 3.12(a) (Real Property), Section 3.16(a) (Employee Benefits Plans) and Section 3.18(a) (Material Contracts) of the Disclosure Schedule (each, a “Material Contract”) is Enforceable against USA or SA, as applicable, except where the failure to be Enforceable would not have a Material Adverse Effect. To the ADG Parties’ Knowledge, each Material Contract is Enforceable against each counterparty thereto.
(c) Neither USA or SA or, to the ADG Parties’ Knowledge, any other party to any Material Contract, is in breach or violation of, default under, or has repudiated any provision of, any Material Contract or is in bankruptcy or other proceedings which affect the enforcement of creditor’s rights.
(d) The ADG Parties have made available to Chemring true and correct copies of each written Contractual Obligation and a written summary of any material oral Contractual Obligation, listed on Section 3.18(a) of the Disclosure Schedule, in each case, as amended or otherwise modified and in effect.
SECTION 3.19 Related Party Transactions. No Affiliate of the ADG Parties or SA, no officer or director of the ADG Parties or SA and, to the ADG Parties’ Knowledge, no member of the immediate family of any such Person who is an individual or any entity in which any such Person or any such member of the immediate family thereof owns a material interest (a) is a party to any Contractual Obligation to which USA or SA is a party, (b) has any material interest in any material property or asset owned or leased by USA or SA or used in connection with the Business, or (c) has engaged in any material transaction with USA or SA since December 31, 2008 (other than payments made to officers and directors in the Ordinary Course of Business).
SECTION 3.20 Labor Matters. No work stoppage or labor strike against USA or SA is pending, or to the ADG Parties’ Knowledge, threatened. Neither USA nor SA is a party to, or otherwise subject to, any company level collective bargaining agreement or other labor union contract. No petition has been filed or proceedings instituted by an employee or group of employees of USA or SA with any labor relations board seeking recognition of a bargaining representative. To the ADG Parties’ Knowledge, there is no organizational effort currently being made or threatened by, or on behalf of, any labor union to organize employees of USA or SA. No demand for recognition of employees of USA or SA has been made by, or on behalf of, any labor union. Since December 31, 2008, no executive officer’s or other key employee’s employment with USA or SA has been terminated for any reason nor has any such officer or employee notified USA or SA of his or her intention to resign or retire.

SECTION 3.21 Litigation. Section 3.21 of the Disclosure Schedule lists all Actions currently pending against USA or SA. There is no Action to which USA or SA is a party (either as plaintiff or defendant) or to which their assets are or may be subject that is pending, or to the ADG Parties’ Knowledge, threatened, which, if adversely determined, would have a Material Adverse Effect.
SECTION 3.22 U.S. Government Contracts.
(a) Section 3.22(a) of the Disclosure Schedule sets forth all U.S. Government Contracts having a value in excess of $100,000, including the dates of such agreements. All U.S. Government Contracts held by USA or SA are in full force and effect.
(b) With respect to the U.S. Government Contracts:
(i) to the ADG Parties’ Knowledge, all facts set forth in or acknowledged by USA or SA in any certification, representation or disclosure statement submitted by USA or SA. with respect to any U.S. Government Contract or U.S. Government Bid were current, accurate and complete in all material respects as of the date of submission;
(ii) Neither USA nor SA has been debarred or suspended from doing business with any U.S. Governmental Entity, and, to the ADG Parties’ Knowledge, no circumstances exist as of the date hereof that would warrant the institution of debarment or suspension proceedings against USA or SA.;
(iii) no negative determinations of responsibility have been issued against USA or SA. in connection with any U.S. Government Contract or U.S. Government Bid;
(iv) to the ADG Parties’ Knowledge, no U.S. Governmental Entity, and no prime contractor or higher-tier subcontractor of any U.S. Governmental Entity, has withheld or set off, or threatened to withhold or set off, more than $100,000 due to USA or SA under any U.S. Government Contract;
(v) to the ADG Parties’ Knowledge, there has not been, and as of the date of this Agreement, there is not, any material outstanding request for equitable adjustment or claim against USA or SA by, or dispute involving USA or SA with, any prime contractor, subcontractor or vendor arising under or relating to the award or performance of any U.S. Government Contract, except, in each case, where such request for equitable adjustment or claim or dispute would not have a Material Adverse Effect;

(vi) neither USA nor SA has undergone nor is it currently undergoing any audit arising under or relating to any U.S. Government Contract, and to the ADG Parties’ Knowledge, as of the date of this Agreement, there is no basis for any impending audit, arising under or relating to any U.S. Government Contract, except for routine audits conducted in the Ordinary Course of Business;
(vii) neither USA nor SA has entered into any assignment of proceeds with respect to the performance of any U.S. Government Contract;
(viii) to the ADG Parties’ Knowledge, no payment has been made by USA or SA to any Person other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) that is or was contingent upon the award of any U.S. Government Contract;
(ix) neither USA nor SA has made any disclosure to any U.S. Governmental Entity pursuant to any voluntary disclosure agreement;
(x) to the ADG Parties’ Knowledge, neither USA nor SA has exported or re-exported, directly or indirectly, in violation of applicable Legal Requirements either to (i) any countries that are subject to U.S. export restrictions or (ii) any end-user who USA or SA. knows or had reason to know would utilize them in the design, development or production of nuclear, chemical or biological weapons;
(xi) neither USA nor SA has knowingly failed to timely disclose to the U.S. Government, in connection with the award, performance, or closeout of any U.S. Government Contract performed by USA or SA or a subcontract awarded thereunder, credible evidence of a violation of Federal criminal law involving fraud, conflict of interest, bribery, or gratuity violations found in Title 18 of the United States Code, a violation of the civil False Claims Act, or a significant overpayment on any such U.S. Government Contract or subcontract awarded thereunder (and such knowing failure to timely disclose such credible evidence of any of the above violations shall apply as to any U.S. Government Contract until 3 years after final payment thereunder);
(xii) USA and SA have complied in all material respects with the terms and conditions of each U.S. Government Contract or subcontract awarded thereunder;
(xiii) no termination for convenience, termination for default, cure notice, show cause notice, or stop work order is currently in effect, has been issued by a U.S. Governmental Entity within the last three years, or to the ADG Parties’ Knowledge, is expected with respect to any U.S. Government Contract;
(xiv) neither USA nor SA is a guarantor or otherwise liable for any liability (including indebtedness) of any other entity with respect to any U.S. Government Contract; and

(xv) none of the parties to any U.S. Government Contract has offered or made payments, directly or indirectly, to any foreign government officials in order to obtain or retain business under such contracts.
SECTION 3.23 Stockholder Rights Plan. The Rights Agreement is not applicable to the transactions contemplated hereby, and no further action is required under the Rights Agreement to nullify its applicability to the Purchase or any of the other transactions contemplated by this Agreement.
SECTION 3.25 Indebtedness. All indebtedness of USA and SA is identified in the Financial Statements or on Section 3.24 of the Disclosure Schedule. Neither USA nor SA is a guarantor of any indebtedness of any other Person.
SECTION 3.26 No Brokers. Except as set forth on Section 3.26 of the Disclosure Schedule, the ADG Parties have no Liability of any kind to any broker, finder or agent with respect to the Purchase.
SECTION 3.27 Opinion of Financial Advisor. Houlihan Lokey, Howard & Zukin Capital, Inc. (the “ADG Financial Advisor”) has rendered to the ADG Board its opinion to the effect that, subject to certain assumptions, qualifications, limitations and other matters, as of the date of such opinion, the aggregate Purchase Price for the SA Stock and the USA Assets in the Purchase pursuant to this Agreement is fair, from a financial point of view, to ADG and such opinion was not withdrawn or modified (except for any non-substantive and otherwise immaterial modification) by the ADG Financial Advisor prior to the execution of this Agreement; it being agreed that Chemring shall not have any rights with respect to such opinion.
SECTION 3.28 Accuracy. All matters set out in this Article III, in the Disclosure Schedule, and in any certificates made or delivered in connection wherewith or therewith: (a) are true, accurate and complete in all material respects; and (b) do not omit to state a material fact necessary to make the statements herein or therein not misleading in any material respect, in view of the circumstances in which they were made.
SECTION 3.29 No Other Representations or Warranties. EXCEPT AS SET FORTH EXPRESSLY HEREIN OR IN ANY SCHEDULE ATTACHED HERETO, THE ADG PARTIES ARE NOT MAKING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO THE ADG PARTIES OR SA; AND THE ADG PARTIES AND EACH OF THEIR RESPECTIVE REPRESENTATIVES HEREBY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY, WHETHER BY THE ADG PARTIES, ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE CONSUMMATION OF THE CONTEMPLATED TRANSACTIONS HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO CHEMRING OR ANY OF ITS RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON OF ANY DOCUMENTATION OR OTHER INFORMATION BY THE ADG PARTIES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. EXCEPT AS SET FORTH EXPRESSLY HEREIN, THE CONDITION OF THE ASSETS OF USA AND SA SHALL BE “AS IS,” “WHERE IS” AND WITH “ALL FAULTS.”

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF CHEMRING
Chemring represents and warrants to the ADG Parties as follows:
SECTION 4.01 Organization; Qualification. Chemring is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and corporate authority to own, lease and operate its properties and to carry on its business as presently conducted. Chemring is duly qualified to do business in each jurisdiction in which such qualification is necessary because of the nature of the business conducted by it, except where the failure to be so qualified would not reasonably be expected to prevent or materially delay the consummation of the Purchase.
SECTION 4.02 Authority; Execution and Delivery; Enforceability. Chemring has the corporate power and corporate authority to execute this Agreement and to consummate the Purchase. The execution and delivery by Chemring of this Agreement and the consummation of the Purchase has been duly authorized by all necessary corporate action on the part of Chemring. This Agreement (a) has been duly executed and delivered by Chemring and (b) is Enforceable against Chemring.
SECTION 4.03 No Conflicts; Consents. None of the execution and delivery by Chemring of this Agreement, the consummation of the Purchase or the compliance by Chemring with any of the provisions hereof will conflict with or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets owned or used by Chemring under (a) any provision of Chemring’s Organizational Documents, (b) any judgment or any Legal Requirement applicable to Chemring or any of its Subsidiaries or (c) any material Contractual Obligation to which Chemring or any of its Subsidiaries is a party or by which any of its assets or properties of the Chemring or any of its Subsidiaries are bound, other than in the case of (b) or (c) any such conflicts, violations, defaults or rights or losses that would not reasonably be expected to prevent or materially delay the consummation of the Purchase. Except as otherwise contemplated by this Agreement, no action by, material Permit of or registration, declaration or filing with, any Governmental Entity or other Person is required (x) for, or in connection with, the valid and lawful authorization, execution, delivery and performance by Chemring of this Agreement or (y) to be obtained or made for the consummation by Chemring of the Purchase, except for such Permits, registrations, declarations or filings the failure of which to obtain or make would not reasonably be expected to prevent or materially delay the consummation of the Purchase.
SECTION 4.04 Brokers or Finders. Except as set forth on Section 4.04 of the Disclosure Schedule, none of Chemring or any of its Subsidiaries has any Liability of any kind to any broker, finder or agent with respect to the Purchase, and Chemring agrees to satisfy in full any Liability disclosed on Section 4.04 of the Disclosure Schedule.

SECTION 4.05 Projections. In connection with Chemring’s investigation of USA and SA, Chemring has received from ADG, its Subsidiaries and their Representatives certain projections, estimates and other forecasts and certain business plan information. Chemring acknowledges that there are uncertainties inherent in attempting to make such projections, estimates and other forecasts and plans; that Chemring is familiar with such uncertainties; that Chemring is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, estimates and other forecasts and plans so furnished to it and any use of or reliance by Chemring on such projections, estimates and other forecasts and plans shall be at its sole risk; and without limiting any other provisions herein, that Chemring shall have no Action against anyone with respect thereto. Accordingly, Chemring acknowledges, agrees and confirms that the ADG Parties and their respective Affiliates, officers, directors, employees, agents and Representatives, do not make, have not made nor shall be deemed to have made any representation or warranty to Chemring, express or implied, at law or in equity, with respect to such projections, estimates, forecasts or plans.
SECTION 4.06 Sufficient Funds. Chemring (a) has, and will have on the Applicable Closing Date, sufficient internal funds (without giving effect to any unfunded financing regardless of whether any such financing is committed) available to pay the Purchase consideration and any expenses incurred by Chemring in connection with the transactions contemplated by this Agreement, (b) has, and will have on the Applicable Closing Date, the resources and capabilities (financial or otherwise) to perform its obligations hereunder and (c) has not incurred any obligation, commitment, restriction or Liability of any kind that would impair or adversely affect such resources and capabilities.
SECTION 4.07 Chemring Information. None of the information supplied or to be supplied by Chemring in writing for inclusion or incorporation by reference in the Proxy Statement or the other documents required to be filed by ADG in connection with the Purchase and the other transactions contemplated by this Agreement will at the time of its filing, dissemination to ADG’s stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
SECTION 4.08 No Ownership of Capital Stock. Neither Chemring nor any of its Subsidiaries owns any of ADG’s capital stock or other securities of ADG or any of ADG’s Subsidiaries.
SECTION 4.09 Other Agreements or Understandings. Chemring has disclosed to the ADG Parties all contracts, arrangements or understandings (and, with respect to those that are written, Chemring has furnished to the ADG Parties correct and complete copies thereof) between or among Chemring or any Affiliate of Chemring, on the one hand, and any officer or director of ADG or any Person that owns 5% or more of the shares of ADG’s capital stock, on the other hand.

SECTION 4.10 Accuracy. All matters set out in this Article IV, in the Disclosure Schedule, and in any certificates made or delivered in connection wherewith or therewith: (a) are true, accurate and complete in all material respects; and (b) do not omit to state a material fact necessary to make the statements herein or therein not misleading in any material respect, in view of the circumstances in which they were made.
SECTION 4.11 No Other Representations or Warranties.
(a) EXCEPT AS SET FORTH EXPRESSLY HEREIN, CHEMRING IS NOT MAKING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO ITSELF; AND CHEMRING AND EACH OF ITS REPRESENTATIVES HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE CONSUMMATION OF THE CONTEMPLATED TRANSACTIONS HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE ADG PARTIES OR ANY OF THEIR REPRESENTATIVES OR ANY OTHER PERSON OF ANY DOCUMENTATION OR OTHER INFORMATION BY CHEMRING OR ANY OF ITS REPRESENTATIVES OR ANY OTHER PERSON WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.
(b) Chemring acknowledges that, except as expressly set forth herein, the ADG Parties have not made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the ADG Parties or SA or the transactions contemplated by this Agreement, and none of the ADG Parties or any other Person will have or be subject to any Liability to Chemring or any other Person resulting from the distribution to Chemring or its Representatives or Chemring’s use of any such information, including any confidential memoranda distributed on behalf of the ADG Parties relating to ADG or its Subsidiaries, other publications or data room information provided to Chemring or its Representatives or any other document or information in any form provided to Chemring, or its Representatives in connection with the Purchase and the transactions contemplated hereby. Chemring acknowledges that it has conducted to its satisfaction its own independent investigation of the condition, operations and Business of USA and SA and, in making its determination to proceed with the transactions contemplated by this Agreement, Chemring and has relied on the results of its own independent investigation.
ARTICLE V
COVENANTS
SECTION 5.01 Conduct of Business of USA and SA. During the Interim Period, except as contemplated by or in connection with this Agreement or the transactions contemplated hereby, as required by any Legal Requirement, as disclosed on Section 5.01 of the Disclosure Schedule or as consented to by Chemring (such consent not to be unreasonably withheld, conditioned or delayed), the ADG Parties shall, and shall cause SA, to:
(a) conduct the Business of USA and SA only in the Ordinary Course of Business and use Commercially Reasonable Efforts to preserve intact its present business organization, keep available the services of its executive officers and key employees and preserve its relationships with customers, clients, suppliers and others having material business dealings with it;

(b) not pay any dividends, other than intercompany dividends;
(c) not amend its Organizational Documents;
(d) not merge or consolidate with, purchase substantially all of the assets of, or otherwise acquire any corporation, partnership, association or other business organization or division thereof;
(e) not repurchase, redeem or otherwise acquire any of its Equity Interests;
(f) with respect to USA and SA, not issue or sell any Equity Interests or any options, warrants or other similar rights, agreements or commitments of any kind to purchase any Equity Interests or any securities convertible into or exchangeable for any Equity Interests;
(g) with respect to USA and SA, not incur, assume, guarantee or prepay any indebtedness, amend the terms relating to any indebtedness or issue or sell any debt securities, except for any such incurrence, assumption, guarantee or prepayment of such indebtedness or amendments of the terms of such indebtedness in the Ordinary Course of Business;
(h) with respect to USA and SA, not mortgage, pledge or otherwise subject to any lien any of its material assets except (i) for Permitted Encumbrances or (ii) in the Ordinary Course of Business;
(i) not pay any bonus or other incentive compensation to any director or officer or grant to any director or officer any other increase in compensation, except (i) for bonuses payable pursuant to any previously disclosed Acquired Company Plan, (ii) in the Ordinary Course of Business or (iii) pursuant to the terms of any written agreement or commitment existing as of the date hereof;
(j) not enter into, adopt or amend in any material respect any retention, change in control, collective bargaining, deferred compensation, retirement, bonus, profit-sharing, stock option or other equity, pension or welfare plan, any contract or other arrangement with an independent contractor or any agreement maintained for the benefit of any director or officer, except as required by any Legal Requirement;
(k) not change in any material respect its accounting practices, policies or principles, other than any such changes as may be required under GAAP;
(l) not sell or otherwise dispose of any assets, except in the Ordinary Course of Business;
(m) not enter into any agreements, contracts or commitments for capital expenditures other than in the Ordinary Course of Business;

(n) not engage in any action that would constitute a violation of the FCPA or applicable local anticorruption laws;
(o) promptly disclose in writing to Chemring if, to the ADG Parties’ Knowledge, any of the foreign partners, third-party agents or principals of USA or SA becomes a foreign government official prior to the Applicable Closing Date; and
(p) not agree or commit to do any of the foregoing referred to in clauses (a) — (o).
SECTION 5.02 Access and Information. During the Interim Period, upon reasonable notice from Chemring, the ADG Parties shall, and shall cause SA to, give to Chemring and their Representatives reasonable access during normal business hours to the USA and SA offices, properties, books and records in a manner not disruptive to operations of USA or SA and furnish them or provide them access to all such documents, financial data, records and information with respect to their Business and properties as Chemring shall from time to time reasonably request; provided, that the foregoing shall be under the general coordination of the ADG Parties and shall be subject to the restrictions imposed by applicable Legal Requirements and the confidentiality provisions set forth in Section 5.03.
SECTION 5.03 Confidentiality. Chemring acknowledges that the information being provided to it in connection with the Purchase is subject to the terms of a confidentiality agreement dated as of June 15, 2009 (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference.
SECTION 5.04 Conversion of Mecar SA to a Private Limited Company. Prior to the SA Closing, ADG and ARC may elect to convert SA from a Société anonyme into a private limited liability company (SPRL) pursuant to the Belgian Company Code and in such event, may elect to treat SA as a tax transparent entity for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3. In the event that ADG and ARC convert SA into a private limited liability company, (a) all representations and warranties that refer to SA’s corporate status shall be deemed to refer to its private limited liability status for purposes of the conditions set forth in Section 8.02(a)(vii) and Section 8.02(b)(vi), (b) Chemring may not assert that such conversion is a violation or breach of this Agreement and (c) for a period of one year after the SA Closing, Chemring shall not convert SA into an entity classified as a corporation for U.S. federal income tax purposes or otherwise change (by merger or otherwise) SA back from a private limited liability company into a Société anonyme.
SECTION 5.05 Proxy Statement. ADG shall, as promptly as practicable following the date hereof, prepare and cause to be filed with the SEC a preliminary proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies from stockholders of ADG to vote in favor of the proposal to adopt this Agreement and approve the Purchase. ADG shall cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and shall respond promptly to any comments of the SEC or its staff. Chemring shall promptly furnish to ADG all information concerning Chemring that may be required or reasonably requested by ADG in connection with the preparation of the Proxy Statement or of responses to comments from the SEC or its staff. The information supplied by Chemring for inclusion in the Proxy Statement or any amendment or supplement to the Proxy Statement (a) will not, on the date it is first mailed to ADG’s stockholders, on the date of the Stockholders Meeting or at the Applicable Closing, contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) will not at the time of the Stockholders Meeting, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Stockholders Meeting that shall have become false or misleading in any material respect.
SECTION 5.06 Stockholders Meeting.
(a) Promptly following the date that the Proxy Statement is cleared by the SEC, ADG shall take all action necessary under applicable Legal Requirements to call, give notice of and hold a meeting of the stockholders of ADG to vote on a proposal to approve the sale of all or substantially all of the assets of ADG pursuant to this Agreement (the “Stockholders Meeting”). ADG shall use its Commercially Reasonable Efforts to solicit from its stockholders proxies in favor of approval of the sale of all or substantially all of the assets of ADG pursuant to this Agreement. ADG shall use Commercially Reasonable Efforts to ensure that the Stockholders Meeting is held as promptly as reasonably practicable after the SEC’s final approval of the Proxy Statement; provided, however, notwithstanding the foregoing, the ADG Board shall be permitted to postpone or adjourn the Stockholders Meeting if at any time prior to such meeting an Acquisition Proposal has been made, submitted or announced (which is not in violation of Section 5.07) and the ADG Board concludes in good faith that the failure to postpone or adjourn the Stockholders Meeting would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary obligations to the ADG’s stockholders under applicable Legal Requirements.
(b) Unless the ADG Board has effected a Change of Recommendation in accordance with Section 5.07, the Proxy Statement shall include a statement to the effect that the ADG Board recommends that the ADG’s stockholders vote to approve the sale of all or substantially all of the assets of ADG pursuant to this Agreement (the “Board Recommendation”).
SECTION 5.07 No Solicitation.
(a) Upon the execution of this Agreement, ADG shall cease any solicitation, encouragement, discussions or negotiations with any non-Chemring parties that may be ongoing with respect to any Acquisition Proposal. Except as specifically permitted in this Section 5.07, ADG agrees that it shall not, directly or indirectly, (i) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing information), or knowingly take any other action designed or reasonably likely to facilitate or encourage, any inquiry with respect to, or the making, submission or announcement of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) participate in any discussion or negotiations (including by way of furnishing information) regarding an Acquisition Proposal with, or furnish any non-public information or access to its properties, books, records or personnel to, any Person that has made or, to the ADG Parties’ Knowledge, is considering making an Acquisition Proposal, (iii) make a Change of Recommendation, (iv) enter into any letter of intent or agreement in principle or any agreement providing for any Acquisition Proposal (except for confidentiality agreements permitted under Section 5.07(b)) or (v) resolve, propose or agree to any of the foregoing.

(b) If ADG receives an unsolicited bona fide written Acquisition Proposal (i) ADG may contact such Person and its advisors solely for the purpose of clarifying the Acquisition Proposal and the conditions to and the likelihood of consummation of the Acquisition Proposal so as to determine whether the Acquisition Proposal could reasonably be expected to result in a Superior Proposal and (ii) if the ADG Board determines in good faith that the Acquisition Proposal could reasonably be expected to result in a Superior Proposal, then ADG may take the following actions: (x) furnish non-public information to the third party making such Acquisition Proposal (if, and only if, prior to so furnishing such information, ADG receives from the third party an executed confidentiality agreement) and (y) engage in discussions or negotiations with such third party with respect to such Acquisition Proposal.
(c) ADG shall promptly (and in any event no later than forty-eight (48) hours) notify Chemring if ADG receives (i) any Acquisition Proposal or (ii) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal. ADG shall notify Chemring promptly (and in any event no later than forty-eight (48) hours) of the material terms of such Acquisition Proposal, inquiry or request. ADG shall keep Chemring reasonably informed on a current basis (and in any event no later than forty-eight (48) hours) after the occurrence of any changes or developments of the status of any Acquisition Proposal, inquiry or request (including the material terms and conditions thereof and of any material modification thereto).
(d) Other than in accordance with this Section 5.07(d) or Section 5.07(e), the ADG Board shall not (each of the following, a “Change of Recommendation”) (i) change, qualify, withdraw or modify, or propose publicly to change, qualify, withdraw or modify, in a manner adverse to Chemring, the Board Recommendation, (ii) approve, adopt or recommend, or propose publicly to approve, adopt or recommend, any Acquisition Proposal or (iii) enter into or authorize any of the ADG Parties or SA to enter into any letter of intent, merger, acquisition or similar agreement with respect to any Acquisition Proposal other than any confidentiality agreement to be entered into by ADG as contemplated by this Section 5.07 (an “ADG Acquisition Agreement”); provided, however, that, in response to the receipt of a Superior Proposal, the ADG Board may, at any time prior to the Stockholders Meeting, (x) make a Change of Recommendation and/or (y) terminate this Agreement in accordance with Section 7.01 to enter into an ADG Acquisition Agreement with respect to such Superior Proposal, in each case, only if the ADG Board has concluded in good faith that the failure of the ADG Board to take such action would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary obligations to ADG’s stockholders under applicable Legal Requirements.
(e) Nothing in this Agreement shall prohibit or restrict the ADG Board from making a Change of Recommendation to the extent that the ADG Board determines in good faith that the failure of the ADG Board to effect a Change of Recommendation would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary obligations to ADG’s stockholders under applicable Legal Requirements.

(f) Nothing contained in this Agreement shall prohibit ADG or the ADG Board from disclosing to ADG’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that neither ADG nor the ADG Board shall be permitted to recommend an Acquisition Proposal which is not a Superior Proposal.
SECTION 5.08 Expenses. Whether or not the Purchase is consummated, each party will pay its own respective financial advisory, legal, accounting and other expenses incurred by it or for its benefit in connection with the preparation and execution of this Agreement, the compliance herewith and the Purchase.
SECTION 5.09 Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further actions, as such other party may reasonably deem necessary or desirable to consummate the Purchase.
SECTION 5.10 Notices and Consents.
(a) During the Interim Period, ADG shall, and shall cause each of the ADG Parties and SA to, give all notices to, make all filings with, and use its Commercially Reasonable Efforts to obtain all authorizations, consents, waivers or approvals from, any Governmental Entity or other Person that are set forth on Section 3.06 of the Disclosure Schedule.
(b) In connection with the Merger Agreement, Chemring and ADG, in cooperation with each other, filed the required pre-closing notifications with the United States Department of State Directorate of Defense Trade Controls under 22 U.S.C. §§2778-2780 of the Arms Export Control Act and the International Traffic in Arms Regulations (22 C.F.R. §§120-130). Chemring and the ADG Parties, in cooperation with each other, shall promptly and timely prepare and file any additional required notifications, if any, with, and obtain any additional required authorizations, if any, from, the United States Department of State Directorate of Defense Trade Controls under 22 U.S.C. §§2778-2780 of the Arms Export Control Act and the International Traffic in Arms Regulations (22 C.F.R. §§120-130), in connection with this Agreement.
SECTION 5.11 Competition Clearance.
(a) The parties hereto shall cooperate with each other (including by furnishing relevant information) in complying with any filing or notification formalities required to obtain any approval or clearance of or non-objection found to be applicable to the Purchase by any competent anti-trust or competition authority.
(b) Without limitation of Section 5.11(a), Chemring and the ADG Parties undertake and agree to file as soon as practicable (and in any event not later than ten (10) days after the date hereof), if required by law, a Notification and Report Form under the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”).

(c) Each of Chemring and the ADG Parties shall, in connection with the efforts referenced in Section 5.11(a) to obtain all requisite approvals and authorizations for the Purchase and the other transactions contemplated by this Agreement under the HSR Act or any other Legal Requirement, if any, use its Commercially Reasonable Efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any request by the FTC or DOJ for additional information and documents or any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any material communication received by such party from, or given by such party to, the FTC, the DOJ or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Purchase and the other transactions contemplated by this Agreement, (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences (provided however, that the parties may comply with this Section 5.11(c)(iii) by designating that certain sensitive information shall only be shared with the respective parties’ outside legal counsel) and (iv) promptly take reasonable actions to respond to inquiries from the FTC, DOJ or any other Governmental Entity regarding the legality under any antitrust law of the Purchase; provided, however, that all obligations in this Section 5.11(c) shall be subject to applicable laws relating to exchange of information and attorney-client communication and privileges.
(d) Each of Chemring and the ADG Parties shall contest and resist any Action or any legislative or administrative action, and shall use Commercially Reasonable Efforts to have vacated, lifted, reversed or overturned any Governmental Order (whether temporary, preliminary or permanent), that restricts, prevents or prohibits the consummation of the Purchase and the other transactions contemplated by this Agreement; provided, however, that neither party is required to contest or appeal any such order issued by a United States Court of Appeals.
SECTION 5.12 Publicity. No public announcement or disclosure will be made by any party with respect to the subject matter of this Agreement or the Purchase without the prior written consent of Chemring and ADG; provided, however, that the provisions of this Section 5.12 will not prohibit (a) any disclosure required by any applicable Legal Requirements or the rules and regulations of any applicable U.S. or foreign stock exchange (in which case the disclosing party will provide the other party with the opportunity to review in advance the disclosure) or (b) any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the Purchase.
SECTION 5.13 Certain Employee Matters.
(a) Chemring shall provide each USA and SA Employee as of the Effective Time with health and welfare, retirement and similar Employee Plans (expressly excluding awards of equity and any other equity-based plans) that are substantially similar, in the aggregate, to the health and welfare, retirement and similar Employee Plans provided to the USA and SA Employees immediately preceding the Effective Time. From the Effective Time, Chemring shall provide, or shall cause to be provided, to each USA and SA Employee who is covered by a collective bargaining agreement, compensation and benefits in accordance with the terms and conditions of such collective bargaining agreement.

(b) For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the health and welfare, retirement and similar Employee Plans (expressly excluding awards of equity and any other equity-based plans) to be provided for USA and SA Employees after the Effective Time, each USA and SA Employee shall, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with USA or SA and their respective predecessors before the Effective Time, to the same extent as such USA or SA Employee was entitled, before the Effective Time, to credit for such service under any similar health and welfare, retirement and similar Employee Plan of in which such USA or SA Employee participated or was eligible to participate immediately prior to the Effective Time, provided, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits.
(c) For the avoidance of doubt, Chemring may offer participation in equity-based plans at Chemring’s sole discretion and at such time and under such terms and conditions as determined by Chemring.
SECTION 5.14 ADG Parties’ Release. Effective as of the SA Closing, the ADG Parties hereby release, remise and forever discharge any and all rights and claims that they have had, now have or might now have against SA.
SECTION 5.15 Chemring and SA Release. Effective as of each Applicable Closing, Chemring hereby releases, and will cause SA to release, the ADG Parties and, as applicable, USA’s or SA’s officers, directors, employees, agents, and attorneys and each of them (collectively, the “ADG Released Parties”) from any and all Claims and to agree not to bring or threaten to bring or otherwise join in any Claim against the ADG Released Parties or any of them, relating to, arising out of or in connection with any facts or circumstances which existed on or prior to the Applicable Closing Date. Notwithstanding the foregoing, the release in this Section 5.15 will not in any way affect Chemring’s rights to indemnification in accordance with Article VI.
SECTION 5.16 Discharge. Subject to Article 554 of the Belgian Companies Code and generally applicable to all matters which may give rise to any finding of Liability of the directors of SA and which have not been disclosed to Chemring prior to the SA Closing, Chemring undertakes to grant at a shareholders’ meeting of SA to be held within three (3) months following the SA Closing Date, to all directors of SA in function immediately prior to the SA Closing Date, full release from Liability arising from the performance of their duties prior to the SA Closing Date. Notwithstanding the foregoing, the release in this Section 5.16 will not in any way affect Chemring’s rights to indemnification in accordance with Article VI.

SECTION 5.17 Transfer of Completed Contracts. On or prior to the SA Closing Date, ADG and ARC will cause SA to transfer and assign to ADG and ARC (the “Identified Contract Assignment”), and ADG and ARC shall affirmatively accept such assignment and assume responsibility for all rights, obligations and Liabilities with respect to all contracts which were completed, and final payment received, by SA prior to December 31, 2009 (the “Completed Contracts”). For the avoidance of doubt, upon execution of the Identified Contract Assignment, it is the intention of the Parties hereto that all right, obligations and Liabilities with respect to the Completed Contracts will have been transferred from SA to ADG and ARC and SA will have no remaining responsibility whatsoever with respect to such Completed Contracts or any Liabilities with respect thereto and will be indemnified by the ADG Parties with respect thereto in accordance with Article VI hereof.
SECTION 5.18 Change of Name of Mecar USA, Inc. ADG agrees that in conjunction with the USA Closing, it will take all necessary steps and make all required filings to change the name of Mecar USA, Inc. to another name which, (i) does not use “Mecar” or “Allied Defense” as part of the name, and (ii) is otherwise not confusing with the use by Chemring of “Mecar” from and after the USA Closing.
SECTION 5.19 Non-Competition.
(a) Acknowledgment. The ADG Parties, on behalf of themselves and each Subsidiary of ADG (the “Restricted Persons”) acknowledge that they have special knowledge of USA and SA, their business, their methods of operations and their relationships with customers and suppliers. The following covenants constitute material conditions to the transactions contemplated by this Agreement.
(b) Non-competition by Restricted Persons. For a period commencing on the Effective Time and ending immediately and without further action by any party hereto, on the fifth (5th) annual anniversary of the Effective Time (the “Restricted Period”), none of the Restricted Persons shall, in any location in any country in which Chemring does business, conduct or engage in the business of USA or SA or any business similar to or competitive with such business or, directly or indirectly own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an agent, representative, consultant, investor, owner, partner, manager, joint venturer, distributor or otherwise with, or permit their names to be used by, any Person engaged in the business engaged in by USA as of immediately prior to the USA Closing (the “USA Business”) or the business of SA or any business similar to or competitive with the USA Business or any business of SA. Notwithstanding anything to the contrary herein, the Restricted Period shall be extended for a period of time equal to that period of time, if any, during which any of the Restricted Persons, as the case may be, engaged in a breach of any provision of this Section 5.19(b).
(c) Confidential Information; Personal Relationships. At all times during the Restricted Period, except as required (i) by applicable law or by legal or regulatory process or (ii) in communicating with their legal, financial and tax or accounting professionals, the Restricted Persons shall keep secret and retain in strictest confidence, and shall not use for their respective benefit or disclose to others, any confidential matters relating to the business of USA or SA including, without limitation, information regarding USA’s or SA’s intellectual property, trade secrets, product information, customer lists, details of contracts, pricing policies, price lists, trade promotion and discount schedules, operational methods, employee lists and evaluations, marketing plans or strategies and business expansion or acquisition plans of ADG or its Subsidiaries or branches, other than such information that is or becomes generally available to the public other than as a result of a breach of this Agreement by any of them, or which is compelled as a matter of law to be disclosed; provided, however, that if any of the Restricted Persons receives notice that it may be required to disclose any such information, it shall, to the extent practicable, give Chemring sufficient prior written notice in order to contest such requirement or order and cooperate with Chemring (at Chemring’s expense) in seeking a protective order or other remedy to limit the disclosure of such information.
(d) Employees. During the Restricted Period, none of the Restricted Persons shall, on their behalf or on behalf of any other Person, directly or indirectly, as an agent, representative, consultant, investor, owner, partner, manager, joint venturer, distributor or otherwise, solicit the employment of, offer employment to, or hire or attempt to hire (whether as an employee, consultant or otherwise), any Person who provided services (as an employee or consultant) to USA or SA within the prior twelve (12) month period or encourage any such Person to leave the employment of SA or the entity that acquires the USA Assets (“Chemring Sub”), as applicable, after the Applicable Closing Date.
(e) Non-disruption. During the Restricted Period, none of the Restricted Persons shall, on their behalf or on behalf of any other Person, directly or indirectly, as an agent, representative, consultant, investor, owner, partner, manager, joint venturer, distributor or otherwise, interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between Chemring Sub or SA on the one hand, and any of their respective customers, prospective customers, suppliers, sales representatives, distributors, employees or consultants, on the other hand.
(f) Negative Publicity. During the Restricted Period, none of the Restricted Persons (or anyone acting on their behalf) shall make statements or any other expressions on television, radio, the internet or other media or to any third party, including, without limitation, in communications with any customers, suppliers, sales representatives or distributors, which are in any way disparaging or materially harmful to Chemring Sub or SA or Chemring or any of their respective Affiliates, the products and services of Chemring Sub, SA or the Chemring or any of their respective Affiliates, except as required by law.
(g) Rights and Remedies Upon Breach. If any of the Restricted Persons breaches, or threatens to commit a breach of, any of the provisions of this Section 5.19(g) (the “Restrictive Covenants”), then each of Chemring and its Affiliates shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, without the posting of a bond, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Chemring or its Affiliates and that money damages would not provide an adequate remedy to Chemring and its Affiliates, which right and remedy is in addition to, and not in lieu of, any other rights and remedies available to Chemring and its Affiliates under law or in equity.

(h) Severability of Covenants. Each of the Restricted Persons acknowledges and agrees that the Restrictive Covenants are reasonable, necessary and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not be affected thereby and shall be given full effect without regard to the invalid portions.
(i) Blue-Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration or geographical scope of such provisions, such court shall reduce the duration or scope of such provision, as the case may be, to the minimum extent necessary such that, in its reduced form, such provision shall then be enforceable.
SECTION 5.20 Stockholder Litigation. The ADG Parties shall keep Chemring informed of, and cooperate with Chemring in connection with, any stockholder litigation or Claim against ADG, any of the other ADG Parties and/or their respective directors or officers relating to the Purchase or the other transactions contemplated by this Agreement.
SECTION 5.21 CFIUS; Exon-Florio. The parties have prepared and filed with the Committee on Foreign Investment in the United States (“CFIUS”) a joint voluntary notice under the Exon-Florio amendment to the Defense Production Act of 1950, as amended (“Exon-Florio”), with respect to the transactions contemplated by the Merger Agreement. The parties shall provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies in connection with this Agreement, if any. The parties, in cooperation with each other, shall take all Commercially Reasonable Efforts advisable, necessary or desirable to finally and successfully complete the Exon-Florio review process as promptly as practicable.
SECTION 5.22 Export Control Voluntary Disclosures. The ADG Parties will provide prompt, complete and full cooperation with the Department of Commerce and/or the Department of State in connection with the voluntary disclosures filed before those agencies relating to the matters described on Section 3.14(a) of the Disclosure Schedule (the “Voluntary Disclosures”); will respond in a timely manner to all inquiries from the Department of State and/or the Department of Commerce in connection with any inquiries regarding the Voluntary Disclosures investigation; and will take all other actions reasonable under the circumstances to mitigate and minimize any sanctions imposed as a result of those Voluntary Disclosures. The ADG Parties will advise Chemring of any requests from any Governmental Entity in connection with such Voluntary Disclosures immediately upon receiving any such requests and will provide Chemring and its counsel with a reasonable opportunity to review and comment on any written communications with the Department of State, the Department of Commerce and/or any other Governmental Entity in connection with those Voluntary Disclosures.
SECTION 5.23 Additional SEC Reports. From the date of this Agreement to the Effective Time, ADG will file with, or furnish to, the SEC all forms, statements, reports, certifications, schedules and other documents (including all exhibits and amendments thereto) required to be filed or furnished by it under the Exchange Act and/or the Securities Act. ADG will furnish to Chemring drafts of all such forms, statements, reports, certifications, schedules and other documents a reasonable time prior to filing with, or furnishing to, the SEC, and copies of any such forms, statements, reports, certifications, schedules and other documents that it files with, or furnishes to, the SEC on or after the date of this Agreement.

SECTION 5.24 Cooperation. For so long as the ADG Parties or any of their respective Affiliates (each, a “Subject ADG Party”) are either subject to the Subpoena or contesting or defending against any action, suit, appeal, hearing, investigation, subpoena, charge, complaint or demand arising out of the Subpoena Related Matters (the “Covered Subpoena Actions”), (a) Chemring shall, and shall cause its Affiliates to, upon reasonable written notice, cooperate with such Subject ADG Parties and their counsel in the defense or contest of such Covered Subpoena Actions, including by as promptly as practicable making available its personnel and providing such information, access to its books and records and testimony as is reasonably necessary in the defense or contest of such Covered Subpoena Actions, and (b) such Subject ADG Party shall promptly reimburse Chemring for its, or its Affiliates’, reasonable out-of-pocket costs and expenses (including allocated employee costs in excess of 10 hours per month, including benefits, taxes and related out of pocket expenses) incurred in providing such cooperation.
SECTION 5.25 Section 338; Transfer Taxes.
(a) Without the prior written consent of ADG, Chemring shall not make any election under Section 338 of the Code with respect to the transactions contemplated by this Agreement.
(b) All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges incurred in connection with the consummation of the transactions contemplated by this Agreement, shall be borne 50% by Chemring and 50% by the ADG Parties.
SECTION 5.26 Funding of Working Capital Repayment Loan. Immediately prior to the SA Closing Date, Chemring will provide a loan to SA (the “Chemring Working Capital Repayment Loan”) in the aggregate amount of the outstanding principal and accrued interest funded to SA from ARC using funds ARC borrowed from Chemring pursuant to that certain Secured Bridge Note dated as of the date hereof (the “Mecar Working Capital Loan Amount”). SA will be permitted to disburse the amount of the Chemring Working Capital Repayment Loan to ARC in repayment of the Mecar Working Capital Loan Amount, plus accrued interest thereon. For the avoidance of doubt, the amounts lent to SA by Chemring pursuant to this Section 5.26 shall remain outstanding at the SA Closing and shall not be canceled.
SECTION 5.27 Termination of Merger Agreement. Chemring and ADG hereby agree and acknowledge that the Merger Agreement is hereby terminated and shall have no further force or effect whatsoever except as set forth in the following sentence. Notwithstanding the termination of the Merger Agreement, if (i) the Applicable Closings under this Agreement do not occur, and (ii) such failure is determined in accordance with Section 9.11 to be a result of a breach of this Agreement by Chemring, ADG will be permitted to assert the available remedies under the Merger Agreement against Chemring that would have been available as of the date hereof (with the condition set forth in Section 8.01(a) thereof being deemed to have been satisfied as of the date hereof).

SECTION 5.28 SA Bank Loans. Following the SA Closing Date, Chemring will cooperate, using Commercially Reasonable Efforts, with the efforts of ADG in procuring a release of ADG from all of its covenants and obligations under (i) that certain Loan Agreement, dated July 19, 2007 by and between The Walloon Region and SA and (ii) that certain Credit Agreement Contract dated February 3, 2006 between Deutsche Bank AG, Commerzbank AG, Zurich Versicherung AG, Fortis Banque SA (collectively, the “Banking Group Lenders”) and SA, as amended by Appendix No. 1 dated April 29, 2008, by the letter agreement dated May 20, 2009 from the Banking Group Lenders to ADG, by the letter dated May 20, 2010 from SA to the Banking Group Lenders, the letter dated May 20, 2010 from SA to the Banking Group Lenders, by that undated Appendix No. 2 and by certain letters from the Banking Group Lenders to SA extending the term to July 30, 2010 (such loan and credit agreements referenced in (i) and (ii), the “SA Bank Loans”). Chemring agrees to indemnify and hold harmless ADG from and against any liabilities that may arise after the SA Closing under the SA Bank Loans with respect to matters occurring after the SA Closing if ADG is unable to secure such release.
SECTION 5.29 Repayment of SA Inter-Company Debt. Immediately prior to the SA Closing, Chemring will lend funds to SA and cause SA to repay all inter-company debt set forth on Section 2.02 of the Disclosure Schedule. For the avoidance of doubt, the amounts lent to SA by Chemring pursuant to this Section 5.29 shall remain outstanding at the SA Closing and shall not be canceled.
ARTICLE VI
INDEMNIFICATION
SECTION 6.01 Definitions. For purposes of this Agreement, the following terms shall have the following the definitions.
“Indemnified Parties” shall mean Chemring and its Affiliates, subsidiaries, directors, officers, agents, representatives, security holders and employees and each Person, if any, who controls or may control Chemring within the meaning of the Securities Act or the Exchange Act.
“Losses” shall mean any and all losses, fines, other monetary penalties, Liabilities, damages (including disgorgement), punitive assessments, costs, expenses, claims, demands, suits, actions and causes of actions, including reasonable attorneys’ fees, other professionals’ and experts’ reasonable fees and court or arbitration costs.
“Notice of Claim” shall mean a certificate signed by any officer of Chemring: (i) stating that an Indemnified Party has paid, sustained, accrued or incurred, or reasonably believes that it will pay, sustain, accrue or incur, Losses and (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated and the date each such item was paid, sustained or incurred or is expected to be incurred.

SECTION 6.02 Survival. No claim may be brought pursuant to this Article VI after the expiration of the time period specified in Section 6.05(c); provided, however, that if a Notice of Claim has been given by an Indemnified Party prior to the relevant expiration date, then the claim will survive until it has been finally resolved. All covenants set forth herein and in the Related Instruments or Ancillary Documents shall survive until such covenants have been fully performed.
SECTION 6.03 Indemnification of Chemring.
(a) The ADG Parties, jointly and severally, shall indemnify and hold harmless the Indemnified Parties from and against any and all Losses directly or indirectly based upon, related to, arising out of or in connection with:
(i) the Completed Contracts, and any alleged or actual violations of Legal Requirements based thereon, or based on circumstances with respect thereto, including but not limited to any violations of the FCPA, fraud or analogous applicable foreign statutes, laws, rules and regulations in connection with investigations or reviews, whether pending as of the date hereof or later initiated;
(ii) the USA Retained Liabilities; and
(iii) any failure of the ADG Parties to satisfy all Transaction Expenses.
(b) All claims for recovery for any Loss or Losses from the Escrow Account shall be made pursuant to and in accordance with, and governed by the terms of, the Escrow Agreement.
SECTION 6.04 General Indemnification Provisions.
(a) Chemring shall deliver a Notice of Claim to ADG whether for its own Losses or for the Losses of any other Indemnified Party. No delay on the part of Chemring in giving ADG a Notice of Claim shall affect the indemnification obligations of the ADG Parties hereunder, except to the extent ADG can demonstrate such failure materially prejudiced ADG.
(b) The indemnification obligations and liabilities under this Article VI with respect to Losses arising from claims of any third party against an Indemnified Party, including any governmental agency (“Third-Party Claims”), shall be governed by and contingent upon the following additional terms and conditions. Chemring will defend any Third-Party Claim, and the reasonable out-of-pocket costs and expenses incurred by Chemring or any Indemnified Party in connection with such defense (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) will be included in the Losses for which the Indemnified Parties may seek indemnification pursuant to a claim for indemnification made by such Indemnified Parties pursuant to this Article VI. ADG will have the right to receive copies of all pleadings, notices and communications with respect to any Third-Party Claim to the extent that receipt of such documents by ADG does not affect any privilege relating to the Indemnified Parties and may participate at its own expense in settlement negotiations with respect to such Third-Party Claim. No Indemnified Party will enter into any settlement of a Third-Party Claim without ADG’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed, it being understood that such approval shall not be withheld if such settlement involves solely the payment of a reasonable amount of monetary damages); provided, however, that if ADG has consented in writing to any such settlement, then ADG will be deemed to have accepted the related indemnification claim by the Indemnified Party for indemnification pursuant to this Article VI for the amount of such settlement. Notwithstanding the foregoing, if ADG reasonably determines in good faith that Chemring is not diligently defending any Third-Party Claim, then, after ADG has given notice to Chemring of the same and a reasonable opportunity to cure, ADG may elect to defend such Third-Party Claim, in which event (i) Chemring will have the right to receive copies of all pleadings, notices and communications to the extent that receipt of such documents by Chemring does not affect any privilege relating to the ADG Parties and may participate at its own expense in settlement negotiations with respect to such Third-Party Claim, and (ii) ADG shall obtain Chemring’s prior written approval before entering into any settlement of such Third-Party Claim, which approval shall not be unreasonably withheld, conditioned or delayed (it being understood that such approval shall not be withheld if such settlement involves the payment of a reasonable amount of monetary damages that does not exceed the then-current balance in the Escrow Account).
SECTION 6.05 Limitations.
(a) The maximum liability of the ADG Parties for all claims arising under this Article VI shall not exceed the Escrow Amount less the fees and expenses of the Escrow Agent. All claims for recovery by the Indemnified Parties under Section 6.03 shall be satisfied solely from the Escrow Account.
(b) This Article VI shall set forth the sole and exclusive remedy of the Indemnified Parties for any Losses incurred by an Indemnified Party as a result of any matter described in Section 6.03; provided, however, the foregoing limitation shall not apply to any fraud or intentional misrepresentation.
(c) The indemnification provided by this Article VI shall terminate upon the earlier of:
(i) June 30, 2015; or
(ii) the later of (A) the occurrence of the Final Subpoena Resolution; and (B) if applicable, the final resolution of any Notice of Claim pending at the time of any Final Subpoena Resolution and not resolved by such Final Subpoena Resolution.
(d) Notwithstanding the foregoing, if there is a Partial Release Event (as defined in Section 2.07(d)) and the other conditions set forth in Section 2.07(d) are satisfied, the Partial Release Amount shall be released to ADG and ARC.

ARTICLE VII
TERMINATION
SECTION 7.01 Termination. This Agreement may be terminated prior to the Effective Time, as provided below:
(a) Chemring and the ADG Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;
(b) Chemring or the ADG Parties may terminate this Agreement by giving written notice to the other party if the Purchase has not occurred on or before October 31, 2010 (the “Outside Date”); provided, however, the right to terminate this Agreement shall not be available to a party whose failure to fulfill any obligation under this Agreement materially contributed to the Purchase not occurring before such date;
(c) Chemring may terminate this Agreement by giving written notice to ADG at any time prior to the Effective Time in the event the ADG Parties have breached any representation, warranty or covenant contained in this Agreement such that the conditions set forth in Section 8.01 and Section 8.02 would be incapable of being satisfied by the Outside Date; provided, however, that Chemring may not then be in material breach of its obligations under this Agreement;
(d) the ADG Parties may terminate this Agreement by giving written notice to Chemring at any time prior to the Effective Time in the event Chemring has breached any representation, warranty or covenant contained in this Agreement such that the conditions set forth in Section 8.01 and Section 8.03 would be incapable of being satisfied by the Outside Date; provided, however, that the ADG Parties may not then be in material breach of its obligations under this Agreement;
(e) Chemring or the ADG Parties may terminate this Agreement by giving written notice to the other party if a final nonappealable Governmental Order permanently enjoining or otherwise prohibiting the Purchase has been issued by a Governmental Entity of competent jurisdiction;
(f) the ADG Parties may terminate this Agreement prior to the Stockholders Meeting by giving written notice to Chemring if the ADG Board has provided written notice to Chemring that it has determined to accept a Superior Proposal;
(g) Chemring may terminate this Agreement prior to the Stockholders Meeting by giving written notice to the ADG Parties if the ADG Board shall have endorsed or recommended to the ADG’s stockholders a Superior Proposal or shall have publicly proposed to do so, and such Superior Proposal shall not have been withdrawn at least five (5) Business Days prior to the Stockholders Meeting; and
(h) by the ADG Parties or Chemring if the ADG Stockholder Approval is not obtained at the Stockholders Meeting.

SECTION 7.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement (other than the provisions of this Article VII, Section 5.03 (Confidentiality) and Section 5.08 (Expenses), which shall survive such termination) shall then be null and void and have no further force and effect and all other rights and liabilities of the parties hereunder will terminate without any Liability of any party to any other party, except for Section 7.03 (Termination Payment) and for Liabilities arising in respect of willful breaches under this Agreement by any party prior to such termination.
SECTION 7.03 Termination Payment. If this Agreement is terminated (i) by the ADG Parties pursuant to Section 7.01(f) or (ii) by Chemring pursuant to Section 7.01(g), then Chemring shall be paid, in cash by wire transfer of immediately available funds to an account designated by Chemring, the Termination Fee within three (3) Business Days following the ADG Stockholder Approval of the Superior Proposal.
ARTICLE VIII
CLOSING CONDITIONS
SECTION 8.01 Conditions to Each Party’s Obligation to Effect the Purchase. The respective obligations of each party to effect the Purchase are subject to the satisfaction or waiver, where permissible, at or prior to the Effective Time, of each of the following conditions:
(a) the ADG Stockholder Approval shall have been obtained; and
(b) all consents shall have been obtained and any applicable waiting periods (and any extensions thereof) under applicable anti-trust or competition Legal Requirements shall have expired or otherwise been terminated and no provision of any applicable Legal Requirement and no Governmental Order shall prohibit the consummation of the Purchase.
SECTION 8.02 Conditions to Chemring’s Obligations at the Closings.
(a) The obligations of Chemring to consummate the SA Closing are subject to fulfillment of each of the following conditions (unless waived by Chemring):
(i) SA shall have completed the Identified Contract Transfer;
(ii) SA, or duly authorized attorneys-in-fact of SA, shall have recorded the transfer of the shares of SA Stock owned by the ADG Parties to Chemring in SA’s share register and shall have signed SA’s share register to that effect;
(iii) Chemring shall have received duly signed resignations, effective as of the SA Closing, of all officers and directors of SA (other than those persons whom Chemring will have specified in writing that it desires not to resign at least two Business Days prior to the SA Closing);
(iv) ADG and ARC shall have delivered to Chemring a certificate, dated as of the SA Closing Date, signed by a duly authorized officer of each of ADG and ARC and certifying as to (A) the incumbency of their respective officers executing this Agreement and (B) the resolutions of their respective boards of directors authorizing the execution, delivery and performance by them of this Agreement;

(v) The ADG Parties shall have delivered to Chemring each of the Closing deliverables set forth in Section 2.06(b);
(vi) ADG and ARC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the SA Closing Date, and Chemring shall have received a certificate to such effect signed on behalf of ADG and ARC by authorized executive officers thereof.
(vii) The ADG Parties shall have delivered to Chemring a certificate, dated as of the SA Closing Date, signed by a duly authorized officer of each ADG Party and certifying that the representations and warranties set forth in Article III that (1) are not made as of a specific date are true and correct at and as of the SA Closing Date with the same force and effect as if made as of the SA Closing and (2) are made as of a specific date are true and correct as of such date, in the case of each of (1) and (2), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) would not have a Material Adverse Effect; and
(viii) No Material Adverse Effect shall have occurred since the date hereof and be continuing, which shall be confirmed in a certificate signed on behalf of ADG.
(b) The obligations of Chemring to consummate the USA Closing are subject to fulfillment of each of the following conditions (unless waived by Chemring):
(i) The SA Closing shall have occurred or be occurring simultaneously with the USA Closing.
(ii) ADG shall have delivered to Chemring the closing deliveries specified in Section 2.06(a);
(iii) Chemring shall have received duly signed resignations, effective as of the USA Closing, of all officers and directors of USA (other than those persons whom Chemring will have specified in writing that it desires not to resign at least two Business Days prior to the USA Closing);
(iv) The ADG Parties shall have delivered to Chemring a certificate, dated as of the USA Closing Date, signed by a duly authorized officer of ADG and USA and certifying as to (A) USA’s Organizational Documents and the incumbency of their respective officers executing this Agreement and (B) the resolutions of the board of directors of ADG and USA authorizing the execution, delivery and performance of this Agreement;
(v) ADG and USA shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the USA Closing Date, and Chemring shall have received a certificate to such effect signed on behalf of ADG and USA by authorized executive officers thereof.

(vi) The ADG Parties shall have delivered to Chemring a certificate, dated as of the USA Closing Date, signed by a duly authorized officer of each ADG Party and certifying that the representations and warranties with respect to USA set forth in Article III that (1) are not made as of a specific date are true and correct at and as of the USA Closing Date with the same force and effect as if made as of the USA Closing Date and (2) are made as of a specific date are true and correct as of such date, in the case of each of (1) and (2), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) would not have a Material Adverse Effect; and
(vii) No Material Adverse Effect shall have occurred since the date hereof and be continuing, which shall be confirmed in a certificate signed on behalf of ADG.
SECTION 8.03 Conditions to the ADG Parties’ Obligations at the Closings. The obligations of the ADG Parties to consummate each of the SA Closing and the USA Closing are subject to the fulfillment of each of the following conditions (unless waived by the ADG Parties):
(a) Chemring shall have delivered to the ADG Parties the SA Purchase Price and/or the USA Purchase Price, as applicable, in accordance with Article II;
(b) Chemring shall have delivered to the ADG Parties a certificate, dated as of the Applicable Closing Date, signed by a duly authorized officer of Chemring and certifying as to (i) Chemring’s Organizational Documents and the incumbency of its officers executing this Agreement and (ii) the resolutions of its board of directors authorizing the execution, delivery and performance by it of this Agreement;
(c) Chemring shall have delivered to the ADG Parties the other closing deliveries specified in Section 2.05;
(d) Chemring shall have delivered to the ADG Parties a certificate, dated as of the Applicable Closing Date, signed by an officer of Chemring and certifying that the representations and warranties of Chemring set forth in Article IV and in any document, instrument or certificate delivered hereunder are true and correct at and as of the Applicable Closing Date with the same force and effect as if made as of the Applicable Closing Date; and
(e) Chemring shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Applicable Closing Date, and the ADG Parties shall have received a certificate with respect to the foregoing signed on behalf of Chemring by an authorized executive officer of Chemring.
SECTION 8.04 Frustration of Closing Conditions. None of Chemring or the ADG Parties may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party’s breach of this Agreement.

ARTICLE IX
GENERAL PROVISIONS
SECTION 9.01 Non-Survival of Representations and Warranties. The representations and warranties with respect to the ADG Parties in this Agreement and in any certificate or other agreement delivered pursuant hereto shall terminate at the last Applicable Closing. Notwithstanding the foregoing, the indemnification of Chemring as set forth in Article VI shall continue in accordance with its terms.
SECTION 9.02 Succession and Assignment; No Third-Party Beneficiary. Subject to the immediately following sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof. No party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that Chemring may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder, in each case, so long as Chemring is not relieved of any Liability hereunder. Except as expressly provided herein (including (i) the rights of the ADG Released Parties under Section 5.15, and (ii) the rights of the directors of Mecar SA under Section 5.16), this Agreement is for the sole benefit of the parties and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the parties and such successors and assignees, any legal or equitable rights hereunder.
SECTION 9.03 Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by Chemring and the ADG Parties, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation or default of or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.
SECTION 9.04 Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled. Except as otherwise provided in this Section, each party shall be responsible for all costs and expenses of its lawyers and other advisors in connection with this Agreement and the transactions contemplated herein.

SECTION 9.05 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:
(i) if to Chemring,
Chemring Group PLC
Chemring House
1500 Parkway
Whiteley
Fareham
Hampshire PO15 7AF
Tel: +44 (0)1489 881880
Fax: +44 (0) 1489 881123
Attention: Sarah Ellard
with a copy, which shall not constitute notice, to:
DLA Piper LLP (US)
1775 Wiehle Ave; Suite 400
Reston, Virginia 20190
Fax: 703-773-5070
Attention: Jay Gary Finkelstein, Esq.
(ii) if to the ADG Parties,
The Allied Defense Group
8000 Towers Crescent Drive (Suite 260)
Vienna, Virginia 22182, U.S.A.
Fax: (703) 847-5334
Attention: John J. Marcello
with copies, which shall not constitute notice, to:
Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
Fax: (202) 637-5910
Attention: John Beckman, Esq.

and
Baxter, Baker, Sidle, Conn & Jones, P.A.
120 E. Baltimore Street
Suite 2100
Baltimore, Maryland 21202
Fax: (410) 230-3801
Attention: James E. Baker, Jr., Esq.
SECTION 9.06 Interpretation Without Favor to Any Party. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledges that it has been represented by counsel in connection with the preparation and execution of this Agreement.
SECTION 9.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed on signature pages exchanged by facsimile or by electronic mail, in which event each party shall promptly deliver to the others such number of original executed copies as the others may reasonably request.
SECTION 9.08 Entire Agreement. This Agreement and the Confidentiality Agreement, along with the Annexes, Schedules and Exhibits hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.
SECTION 9.09 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.
SECTION 9.10 Governing Law. This Agreement, the rights of the parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
SECTION 9.11 Jurisdiction; Venue; Process; Arbitration.
(a) Subject to the provisions of Section 9.11(f), each party to this Agreement, by its execution hereof, in connection with the enforcement of an arbitral award contemplated by Section 9.11(e) or an Action seeking injunction of specific performance pending the outcome of arbitration contemplated by Section 9.11(e), (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York or the United States District Court located in the Southern District of the State of New York for the purpose of any Action between the parties arising in whole or in part under or in connection with this Agreement and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts or that this Agreement or the subject matter hereof may not be enforced in or by such court and hereby agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order, decree or judgment issued by one of the above-named courts.
(b) Each party agrees that for any Action between the parties arising in whole or in part under or in connection with this Agreement, such party shall bring Actions only in the Borough of Manhattan. Each party further waives any claim and shall not assert that venue should properly lie in any other location within the selected jurisdiction.
(c) Each party hereby (i) consents to service of process in any Action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9.05, will constitute good and valid service of process in any such Action and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.
(d) Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any Action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.
(e) Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by binding arbitration under the Rules of Arbitration of the International Chamber of Commerce, which said Rules are deemed to be incorporated by reference into this clause. The arbitration panel shall consist of three members appointed in accordance with the said Rules. The language to be used in the arbitral proceeding shall be English and all arbitral proceedings shall be conducted in New York, New York. Each party shall bear its own costs associated with the arbitration of any dispute, provided that all fees and other costs of the arbitration proceeding shall be paid by the “losing” party or as otherwise determined by the arbitration panel.

(f) Nothing in this arbitration clause shall prevent either party from seeking a pre-award attachment of assets or preliminary relief to enforce Intellectual Property rights or confidentiality obligations under Section 5.03 of this Agreement, in a court of competent jurisdiction prior to an award on the merits by the arbitration panel.
SECTION 9.12 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
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IN WITNESS WHEREOF, Chemring and the ADG Parties have duly executed this Agreement as of the date first written above.

CHEMRING GROUP PLC
By:	/s/ Sarah Ellard
	Name:	Sarah Ellard
	Title:	Company Secretary

THE ALLIED DEFENSE GROUP, INC.
By:	/s/ John J. Marcello
	Name:	John J. Marcello
	Title:	Chief Executive Officer and President

MECAR USA, INC.
By:	/s/ Steve Dart
	Name:	Steve Dart
	Title:	President

ARC EUROPE, SA
By:	/s/ John J. Marcello
	Name:	John J. Marcello
	Title:	Director

ANNEX I
DEFINITIONS
“Acquisition Proposal” means any bona fide written proposal made by a Person to acquire beneficial ownership of 25% or more of the assets of, or 25% or more of the Equity Interests in, ADG or any of its Subsidiaries pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender or exchange offer or similar transaction involving ADG.
“Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, complaint, demand or proceeding to, from, by or before any Governmental Entity.
“ADG” is defined in the preamble to this Agreement.
“ADG Acquisition Agreement” is defined at Section 5.07(d).
“ADG Board” is defined in the recitals to this Agreement.
“ADG Financial Advisor” is defined at Section 3.27.
“ADG Released Parties” is defined at Section 5.15.
“ADG Reports” is defined at Section 3.09(a).
“ADG Stockholder” is defined in the recitals to this Agreement.
“ADG Stockholder Approval” means the approval of the sale of all or substantially all of the assets of ADG pursuant to this Agreement by the stockholders of ADG at the Stockholder Meeting, as required by ADG’s Organizational Documents and the DGCL.
“ADG Parties’ Knowledge” means the actual knowledge, after due inquiry, of the individuals set forth on Exhibit A.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of the foregoing, a Person shall be deemed to control a specified Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such specified Person.

“Agreement” is defined in the preamble to this Agreement.
“Board Recommendation” is defined at Section 5.06(b).
“Business” means the businesses conducted by USA or SA as of the date hereof.
“Business Day” is defined at Section 2.07.
“CFIUS” is defined at Section 5.21.
“Change of Recommendation” is defined at Section 5.07(d).
“Chemring” is defined in the preamble to this Agreement.
“Claim” means any action, cause of action, suit, motion, debt, due, sum of money, account, reckoning, bond, bill, liability, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, damage, judgment, extent, execution, claim or demand.
“Closing” is defined at Section 2.04.
“Closing Date” is defined at Section 2.04.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commercially Reasonable Efforts” means the efforts that a commercially reasonable and prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, including the incurrence of reasonable immaterial expenditures or Liabilities by such Person.
“Common Stock” means the common stock of ADG.
“Confidentiality Agreement” is defined at Section 5.03.
“Contractual Obligations” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, sublease, license, commitment, promise, undertaking, arrangement or understanding, whether written or oral, or other document or instrument to which or by which such Person is a party or otherwise subject or legally bound.
“DGCL” is defined in the recitals to this Agreement.
“Disclosure Schedule” is defined in Article III.
“DOJ” is defined at Section 5.11(b).
“Effective Time” shall mean 12:01 a.m. EST on the day of the first to occur Applicable Closing Date.

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“Employee Plan” means any plan, program, agreement, policy or arrangement, whether or not reduced to writing, and whether covering a single individual or a group of individuals, that is (i) a welfare plan, (ii) a pension benefit plan, (iii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan or (iv) any other deferred-compensation, retirement, welfare-benefit, bonus, incentive, compensation or fringe-benefit plan, program or arrangement.
“Employees” means the active employees of USA or SA, as applicable.
“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, mortgage, lien, pledge, charge, license, covenant not to sue, option, pledge, conditional sale or assignment, hypothecation, security interest, deed of trust, right of way, easement, encroachment, right of first offer or first refusal, non-competition agreement, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or Equity Interest), transfer, receipt of income or exercise of any other attribute of ownership or other restriction on transfer of title or adverse claim of whatever nature or encumbrance of any kind; provided, however, that “Encumbrance” shall not include any restriction on transfer under applicable securities laws.
“Enforceable” means, with respect to any Contractual Obligation stated to be enforceable by or against any Person, that such Contractual Obligation is a legal, valid and binding obligation of such Person enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
“Environmental Law” means any law, regulation, or other applicable Legal Requirement or common law theory (including, but not limited to, trespass or abnormally dangerous activity), now or heretofore in effect, relating to (i) any release or threatened release of any Hazardous Substance, (ii) pollution or the protection of employee health or safety (as it relates to the exposure of Hazardous Substances), public health or the environment or (iii) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances, including all Waste Electric and Electronic Equipment rules and regulations.
“Equity Interests” means (i) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (ii) any option, warrant, purchase right, conversion right, exchange rights or other Contractual Obligation that would entitle any Person to acquire any such interest in such Person or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” is defined at Section 3.09(a).
“Exon-Florio” is defined at Section 5.21.

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“Factoring Agreement” means that certain Factoring and Security Agreement dated December 23, 2009 between Mecar USA, Inc. and Action Capital Corporation.
“FAR” means the Federal Acquisition Regulation.
“FCPA” is defined at Section 3.14(b).
“Final Order” means a judicial or administrative order, action or decision that has been granted which fully and finally resolves all matters subject to, or arising from, the Subpoena and the Subpoena Related Matters and to which (a) no request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed, (b) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (c) no Governmental Entity has undertaken to reconsider the action on its own motion and the time within which it may effect such reconsideration has passed, and (d) no appeal is pending (including other administrative or judicial review) or in effect and any deadline for filing any such appeal that may be specified by statute or rule has passed, which in any such case (a), (b), (c) or (d) is reasonably likely to result in vacating, reversing, setting aside, annulling, suspending or materially modifying such action or decision.
“Final Settlement Agreement” means a legally binding and enforceable written contract between ADG and the applicable Governmental Entity which fully and finally resolves all matters subject to, or arising from, the Subpoena and the Subpoena Related Matters; provided, however, that such Final Settlement Agreement shall be subject to the prior written approval of Chemring (which such approval shall not to be unreasonably withheld, conditioned or delayed).
“Final Subpoena Resolution” means the final resolution of the Subpoena and the Subpoena Related Matters, by (a) ADG’s entry into a Final Settlement Agreement or (b) the entry of a Final Order, and with respect to either (a) or (b), the payment in full of any and all settlement amounts, fines, penalties, judgment awards or other amounts, and the full performance of any obligations, agreed to, or awarded pursuant to, such Final Settlement Agreement or Final Order.
“Financial Statements” is defined at Section 3.08(b).
“FTC” is defined at Section 5.11(b).
“GAAP” means generally accepted accounting principles in the United States, consistently applied, unless otherwise expressly stated herein or in the Disclosure Schedule with respect to any referenced financial statements.
“Governmental Entity” means any federal, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

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“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Entity (in each case whether temporary, preliminary or final).
“Hazardous Substance” is defined at Section 3.17(a).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Indemnified Parties” is defined at Section 6.01.
“Intellectual Property” means all intellectual property rights used by USA or SA and their respective Subsidiaries arising from or in respect of the following: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications, and patents issuing thereon, (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights and (iv) all proprietary software of USA or SA.
“Interim Financials” is defined in Section 3.08(a)(v).
“Interim Period” means, with respect USA or SA, the period from the date of this Agreement through the earlier of (a) the Applicable Closing Date, or (b) the termination of this Agreement.
“Leased Real Property” is defined at Section 3.12(a).
“Legal Requirement” means any federal, state or local or foreign law, statute, standard, ordinance, code, rule, regulation, resolution, promulgation, Governmental Order or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.
“Liability” or “Liabilities” means, with respect to any Person, any liability or obligation of such Person (including any and all fines, penalties, punitive awards or assessments, disgorgement, or similar liabilities) whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential (including diminution in value), whether due or to become due and whether or not required to be accrued on the financial statements of such Person.
“material” as used in Article III shall mean any change in, or effect on, the Business, operations, assets or condition (financial or otherwise) of USA or SA which, when considered either individually or in the aggregate together with all other adverse changes or effects with respect to which such term is used in this Agreement, causes a loss to USA or SA or of $250,000 or more; provided, that this definition of “material” shall be disregarded in the definition of “Material Adverse Effect” and for purposes of the determination of the occurrence or non-occurrence of a “Material Adverse Effect.”

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“Material Adverse Effect” means any change in, or effect on, the Business, operations, assets or condition (financial or otherwise) of USA or SA which, when considered either individually or in the aggregate together with all other adverse changes or effects with respect to which such phrase is used in this Agreement, is materially adverse to the Business, operations, assets or condition (financial or otherwise) of USA or SA, taken as a whole, except, in each case, for any change or effect which results from (i) a change in the global economy or in the financial markets generally, including any change in interest rates charged by commercial banks with respect to money borrowed by creditworthy corporate entities or a change in currency exchange rates, but only to the extent that the effect thereof on USA or SA, taken as a whole, is not disproportionately more adverse than the effect thereof on comparable companies operating in the relevant industry; (ii) any change in regulatory or economic conditions in the relevant industry, but only to the extent that the effect thereof on USA or SA, taken as a whole, is not disproportionately more adverse than the effect thereof on comparable companies operating in the relevant industry; (iii) the outbreak, or escalation from any currently prevailing level, of war or military hostilities or any national emergency or similar domestic calamity, civil insurrection or crisis, including acts of terrorism, but only to the extent the effect thereof on USA or SA, taken as a whole, is not disproportionately more adverse than the effect thereof on comparable companies operating in the relevant industry; (iv) the effect of any action taken by Chemring with respect to the transactions contemplated hereby; (v) any event, occurrence, circumstance or change resulting from the public announcement of this Agreement, compliance with the terms of the Agreement or the consummation of the transactions contemplated hereby; or (vi) any matter of which Chemring is aware of on the date hereof.
“Material Contracts” is defined at Section 3.18(b).
“Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s business that is consistent with the past customs and practices of such Person and that is taken in the ordinary course of the normal day-to-day operations of such Person.
“Organizational Documents” means, with respect to any Person (other than an individual), (i) the certificate or articles of incorporation, association or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (ii) all by-laws, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.
“Outside Date” is defined at Section 7.01(b).
“Owned Real Property” is defined in Section 3.12(a).
“Permits” means, with respect to any Person, any license, franchise, permit, consent, approval, right, privilege, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Entity or any other Person to which or by which such Person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

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“Permitted Encumbrance” means (a) those liens set forth on Section 3.12(b) of the Disclosure Schedule, (b) statutory liens for current Taxes, special assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (c) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the Ordinary Course of Business which liens have not had and are not reasonably likely to have a Material Adverse Effect, (d) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over any Owned Real Property which are not violated in any material respect by the current use and operation of the Owned Real Property, (e) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements, (f) covenants, conditions, restrictions, easements, Encumbrances and other similar matters of record affecting title to but not adversely affecting current occupancy or use of the Owned Real Property in any material respect, (g) restrictions on the transfer of securities arising under any Legal Requirement and (h) liens granted to Chemring, if any.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other business entity or a Governmental Entity (or any department, agency or political subdivision thereof).
“Proxy Statement” is defined at Section 5.05.
“Purchase” is defined in the recitals to this Agreement.
“Real Property” is defined at Section 3.12(a).
“Real Property Leases” is defined at Section 3.12(a).
“Regulations” is defined at Section 3.14(d).
“Representative” means, with respect to any Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
“Rights Agreement” means that certain Rights Agreement dated June 6, 2001 between ADG and Mellon Investor Services, LLC, as amended by that First Amendment to Rights Agreement dated June 15, 2006 and that Second Amendment to Rights Agreement dated November 30, 2006.
“SA Interim Financials” is defined in Section 3.08(a)(iv).
“SA Unaudited Financials” is defined in Section 3.08(a)(ii).
“Sarbanes-Oxley Act” is defined at Section 3.09(c).

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“SEC” is defined at Section 3.09(a).
“Securities Act” is defined at Section 3.09(a).
“Shares” means shares of Common Stock.
“Stockholders Meeting” is defined at Section 5.06(a).
“Subpoena” means that certain subpoena issued to ADG by the U.S. Department of Justice dated January 18, 2010 (the “Subpoena”), and any extensions, modifications, substitutions, or further subpoenas, investigations, allegations, charges, or indictments, related in any way to the subject matter thereof or any investigation which led to or develops from and after the issuance thereof.
“Subpoena Related Matters” means any and all matters which may arise from any contracts, documents, agreements or other materials disclosed to the U.S. Department of Justice in response to the Subpoena, including but not limited to the Completed Contracts, and any facts or circumstances related thereto, whether or not such matters have been or could be asserted by the U.S. Department of Justice or any other Governmental Entity.
“Subsidiary” means, when used with reference to any Person, any corporation, partnership, limited liability company, business trust, joint venture or other entity of which such Person (either acting alone or together with its other Subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, business trust, joint venture or other entity.
“Superior Proposal” means any unsolicited Acquisition Proposal, which the ADG Board, acting in its good faith judgment in accordance with Section 5.07, determines is superior to the ADG’s stockholders from a financial point of view to the transactions contemplated by this Agreement.
“Tax” or “Taxes” shall mean (i) any and all country, federal, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all income, corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, social security, excise, premium, property, customs, net worth, capitalizations, transfer, stamp, documentation, social security, alternative, minimum, occupation, recapture and other taxes charges of any kind whatever, whether disputed or not, including all interest, penalties and additions imposed with respect to such amounts, and all amounts payable pursuant to any agreement or arrangement with respect to Taxes and (ii) any liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another Person’s taxes as a transferee or successor, by contract or otherwise.

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“Tax Return” or “Tax Returns” means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes, including any amendments thereto.
“Taxing Authority” shall mean any domestic, foreign, federal, national or municipal or other local Governmental Entity, any subdivision, agency, commission or authority thereof or any quasi-government body exercising tax regulation authority.
“Termination Fee” means $1,200,000.
“Total Liabilities” means the total liabilities of ADG as reflected on its most recent balance sheet as filed with the SEC as adjusted to a stated date.
“USA” is defined in the preamble to this Agreement.
“USA Interim Financials” is defined in Section 3.08(a)(v).
“USA Unaudited Financials” is defined in Section 3.08(a)(iii).
“U.S. Foreign Corrupt Practices Act” means the United States Foreign Corrupt Practices Act, as amended, and the regulations thereunder and interpretations thereof promulgated by the United States federal government, as in effect from time to time.
“U.S. Government Bid” means any quotation, bid or proposal made by USA or SA. that if accepted or awarded to USA or SA. would constitute a U.S. Government Contract.
“U.S. Government Contract” means any Contractual Obligation with a U.S. Governmental Entity either as prime contractor or subcontractor at any tier to which USA or SA is a party as of the date of this Agreement with respect to which the period of performance has not expired or final payment has not been received, including but not limited to any indefinite delivery/indefinite quantity contract, firm-fixed-price contract, schedule contract, blanket purchase agreement or task or delivery order.
“U.S. Governmental Entity” means any U.S. federal, state or local Governmental Entity, including any instrumentalities.
“Voluntary Disclosures” is defined at Section 5.22.

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Exhibit A
ADG Parties’ Knowledge
John Marcello
Monte Pickens
Wayne Hosking
Simon Haye
Vincent Grenier
Steve Dart
The disclosure schedules have been omitted pursuant to Item 601 of Regulation S-K. The Allied Defense Group, Inc. agrees to supplementally furnish a copy of the omitted disclosure schedules to the Securities and Exchange Commission upon request.